UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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NESS TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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Ness Tower Atidim High-Tech Industrial Park Building 4 Tel Aviv 61580, Israel
April 23, 2008

Dear Stockholders:

It is our pleasure to invite you to the 2008 Annual Meeting of Stockholders of Ness Technologies. We will hold the meeting on Monday, June 16, 2008, at 2:00 p.m. local time, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, 2nd Floor, New York, NY 10022.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, please vote your shares by completing, signing and dating the proxy card or voting instruction card and returning it in the prepaid envelope; or voting in person at the meeting.

Thank you for your ongoing support of and continued interest in Ness Technologies.

Sincerely,

Aharon Fogel Chairman of the Board	Sachi Gerlitz President and Chief Executive Officer

NESS TECHNOLOGIES, INC. AND SUBSIDIARIES

Ness Technologies, Inc.
Ness Tower
Atidim High-Tech Industrial Park, Building 4
Tel Aviv 61580, Israel

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	2:00 p.m., local time, on Monday, June 16, 2008
Place	The offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, 2nd Floor, New York, NY 10022
Items of Business	1. To elect directors
2. To ratify the appointment of our independent registered public accounting firm for the year ending December 31, 2008
3. To approve amendments to the 2007 Stock Option Plan
4. To consider such other business as may properly come before the meeting
Adjournments, Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Record Date	You are entitled to vote only if you were a stockholder of Ness Technologies as of the close of business on April 18, 2008.
Meeting Admission	You are entitled to attend the annual meeting only if you were a stockholder of Ness Technologies as of the close of business on April 18, 2008 or hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your ownership will be verified against the list of stockholders of record on the record date prior to being admitted to the meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to April 18, 2008, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting. If you intend to vote the shares you beneficially own, you will also need to obtain and present a “legal proxy” from the broker, trustee or nominee that holds your shares, which will give you the right to vote the shares at the annual meeting.
The annual meeting will begin promptly at 2:00 p.m., local time. You should allow adequate time for the check-in procedures.
Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instructions for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers about the Proxy Materials and the Annual Meeting” beginning on page 2 of this proxy statement and the instructions on the proxy or voting instruction card.

By order of the Board of Directors,

Ilan Rotem
Chief Legal Officer and Secretary

This notice of annual meeting, proxy statement and form of proxy are being distributed on or about May 12, 2008.

PROXY STATEMENT

In this Proxy Statement, we use the terms “Ness,” “we,” “our,” “us” and “the Company” to refer to Ness Technologies, Inc. and its subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why did I receive this proxy statement?
A:	The board of directors is soliciting your proxy to vote at the annual meeting because you were a stockholder at the close of business on April 18, 2008, the record date, and are entitled to vote at the meeting.

This proxy statement and 2007 annual report, along with either a proxy card or a voting instruction card, are being mailed to stockholders beginning May 12, 2008. The proxy statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares.

Q:	What information is contained in this proxy statement?
A:	The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our board and board committees, the compensation of directors, the principal executive and financial officers and the other three most highly paid executive officers for fiscal 2007, and certain other required information.
Q:	What should I do if I receive more than one set of voting materials?
A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	How may I obtain an additional set of proxy materials?
A:	All stockholders also may write to us to request an additional copy of these materials. The address is:

Investor Relations
Ness Technologies
3 University Plaza, Suite 600
Hackensack, NJ 07601 USA

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.” The proxy statement, annual report and proxy card have been sent directly to you by Ness.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The proxy statement and annual report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet, if they offer that alternative. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Q:	What am I voting on?
A:	You are voting on the following proposals:
•	To elect directors
•	To ratify the appointment of our independent registered public accounting firm for the year ending December 31, 2008
•	To approve amendments to the 2007 Stock Option Plan
•	To consider such other business as may properly come before the meeting

The board recommends a vote FOR each of the nominees to the board of directors, FOR the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for 2008 and FOR the amendments to the 2007 Stock Option Plan.

Q:	What is the voting requirement to elect the directors and to approve each of the proposals?
A:	In the election of directors, each director receiving a plurality of affirmative votes will be elected. You may withhold votes from any or all nominees. Except for the votes that stockholders of record withhold from any or all nominees, the persons named in the proxy card will vote such proxy FOR the nominees as directors of Ness.

All other proposals require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the annual meeting. Thus, an abstention has the same effect as a vote against a matter since it is one less vote for approval. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Q:	What happens if a nominee for director is unable to serve as a director?
A:	If any of the nominees becomes unavailable for election, which we do not expect, votes will be cast for such substitute nominee or nominees as may be designated by the board of directors, unless the board of directors reduces the number of directors.
Q:	How many votes do I have?
A:	You are entitled to one vote for each share of common stock that you hold.
Q:	Is cumulative voting permitted for the election of directors?
A:	We do not use cumulative voting for the election of our board of directors members.
Q:	How do I vote?
A:	You may vote using any of the following methods:
•	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote FOR the election of directors, FOR the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for 2008 and FOR the amendments to the 2007 Stock Option Plan.
•	By telephone or the Internet, if you are a beneficial owner of shares and your broker, bank or nominee offers that alternative.
•	In person at the annual meeting. All stockholders may vote in person at the annual meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the meeting.

Q:	What can I do if I change my mind after I vote my shares?
A:	If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the annual meeting by:
•	sending written notice of revocation to the Secretary of Ness;
•	submitting a new, proper proxy by paper ballot after the date of the revoked proxy; or
•	attending the annual meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the answer to the previous question. Attendance at the annual meeting will not, by itself, revoke a proxy.

Q:	What happens if additional matters are presented at the annual meeting?
A:	Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Mr. Gerlitz, Mr. Segev and Mr. Rotem, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board.
Q:	How many shares must be present or represented to conduct business at the annual meeting?
A:	A quorum will be present if at least a majority of the outstanding shares of our common stock entitled to vote is represented at the annual meeting, either in person or by proxy. Both abstentions and broker non-votes (described above) are counted for the purpose of determining the presence of a quorum. As of April 18, 2008, 39,213,624 shares of our common stock were issued and outstanding.

Q:	How can I attend the annual meeting?
A:	You are entitled to attend the annual meeting only if you were a Ness stockholder or joint holder as of the close of business on April 18, 2008 or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your being admitted to the annual meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 18, 2008, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting.

The meeting will begin promptly at 2:00 p.m., local time. You should allow adequate time for the check-in procedures.

Q:	How can I vote my shares in person at the annual meeting?
A:	Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	What is the deadline for voting my shares?
A:	If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the annual meeting.

If you hold shares beneficially in street name with a broker, trustee or nominee, please follow the voting instructions provided by your broker, trustee or nominee. You may vote your shares in person at the annual meeting, only if at the annual meeting you provide a legal proxy obtained from your broker, trustee or nominee.

Q:	Is my vote confidential?
A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Ness or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to our management.
Q:	How are votes counted?
A:	In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention will have the same effect as a vote against the matter since it is one less vote for approval. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the board (“FOR” all of our nominees to the board, “FOR” ratification of our independent registered public accounting firm, “FOR” the amendments to the 2007 Stock Option Plan and in the discretion of the proxy holders, Mr. Gerlitz, Mr. Segev and Mr. Rotem, on any other matters that properly come before the meeting).

Q:	Where can I find the voting results of the annual meeting?
A:	We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2008.
Q:	When are the stockholder proposals due for the 2009 annual meeting?
A:	In order to be considered for inclusion in next year’s proxy statement, stockholder proposals must be submitted in writing to:

Chief Legal Officer and Secretary
Ness Technologies
Ness Tower
Atidim High-Tech Industrial Park, Building 4
Tel Aviv 61580, Israel

and received at this address by January 12, 2009.

Our by-laws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2009 Annual Meeting, must be received at our principal executive offices not less than 90 days and not more than 120 days prior to the first anniversary of the 2008 Annual Meeting. As a result, proposals submitted pursuant to these provisions of our by-laws must be received no sooner than by the start of business on February 16, 2009 nor later than by the close of business on March 18, 2009. Proposals should be sent to the address and in the manner set forth above and should include the information set forth in the by-laws, which are posted on our website. SEC rules permit management to vote proxies in its discretion if the stockholder does not comply with this deadline, and in certain other cases notwithstanding the stockholder’s compliance with this deadline.

Q:	Are there any stockholders who own more than 5 percent of Ness’ shares?
A:	According to filings made with the Securities and Exchange Commission on or before April 18, 2008, four entities each own over 5 percent of our outstanding common stock. See “Voting Securities and Principal Holders Thereof” on page 21 for more information.
Q:	Who will bear the cost of soliciting votes for the annual meeting?
A:	Ness Technologies is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.
Q:	How can I obtain your corporate governance information?
A:	Our home page is www.ness.com. You may also go directly to investor.ness.com for the following information which is available in print to any stockholder who requests it:
•	Amended and Restated Certificate of Incorporation of Ness Technologies
•	Amended and Restated By-Laws of Ness Technologies
•	Our board committee charters: Audit Committee, Nominating and Governance Committee, and Stock Option and Compensation Committee
•	Board committee composition
•	Our Code of Business Conduct and Ethics
•	Stockholder communications with the board

Q:	How may I obtain your Annual Report on Form 10-K and other financial information?
A:	A copy of our 2007 Form 10-K is enclosed.

Stockholders may request another free copy of the 2007 Form 10-K and other financial information from:

Investor Relations
Ness Technologies
3 University Plaza, Suite 600
Hackensack, NJ 07601 USA

+1 (201) 488-3262

Alternatively, current and prospective investors can access the Form 10-K and other financial information on our Investor Relations web site at investor.ness.com.

We will also furnish any exhibit to the 2007 Form 10-K if specifically requested.

Q:	What if I have questions for your transfer agent?
A:	Please contact our transfer agent, at the telephone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038

Telephone: (800) 937-5449 (U.S. and Canada)
Telephone: +1 (718) 921-8124 (international)
Fax: +1 (718) 236-2641

Q:	Who can help answer my questions?
A:	If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact us at:

Investor Relations
Ness Technologies
3 University Plaza, Suite 600
Hackensack, NJ 07601 USA

+1 (201) 488-3262

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Independence

The board of directors has determined that to be considered independent, an outside director may not have a direct or indirect material relationship with Ness. A material relationship is one which impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of Ness and its stockholders. In determining whether a material relationship exists, the board considers, for example, the sales or charitable contributions between Ness Technologies and an entity with which a director is affiliated (as an executive officer, partner or substantial stockholder) and whether a director is a former employee of ours. The board consults with our counsel to ensure that the board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including but not limited to those set forth in pertinent listing standards of the Nasdaq Global Market as in effect from time to time. The Nominating and Governance Committee periodically reviews the board’s approach to determining director independence and recommends changes as appropriate for consideration and approval by the full board.

Consistent with these considerations, the board has reviewed all relationships between Ness and the members of the board and affirmatively has determined that all directors are independent directors except Mr. Fogel and Mr. Gerlitz because they are either currently, or have within in the last three years, been employed by or received compensation in excess of $100,000 from Ness. In making these determinations, the board considered the stock ownership of Warburg Pincus (in respect of Dr. Kressel) and Nesstech LLC (in respect of Mr. Wolfson).

Board Structure and Committee Composition

As of the date of this proxy statement, our board has seven directors and the following three standing committees: Audit Committee, Nominating and Governance Committee, Stock Option and Compensation Committee. In addition, the board from time to time establishes special purpose committees.

The committee membership and meetings during the last fiscal year and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the board. All of the committee charters are available on our web site at investor.ness.com under the heading “Corporate Governance Highlights.”

Director	Audit Committee	Nominating and Governance Committee	Stock Option and Compensation Committee
Dr. Satyam C. Cherukuri	Chairman
Mr. Aharon Fogel
Mr. Sachi Gerlitz
Dr. Henry Kressel		Member	Chairman
Dr. Kenneth A. Pickar	Member
Mr. Dan S. Suesskind	Member, Financial Expert	Member
Mr. Morris Wolfson		Chairman	Member
Mr. Raviv Zoller(1)

(1)	Mr. Zoller served as a director until our 2007 annual stockholders’ meeting, held on June 13, 2007.

During 2007, the board held ten meetings. Each director attended at least 75% of all board meetings (during the period when he was a director) and applicable committee meetings (during the periods when he was a committee member), except Mr. Suesskind, who attended seven of ten board meetings. From time to time, the members of the board of directors and committees thereof also acted by unanimous written consent pursuant to the laws of the State of Delaware.

We have no written policy regarding board member attendance at annual meetings. No board members were present at our 2007 Annual Meeting of Stockholders.

Each director is elected annually to serve until the next annual meeting or until his or her successor is elected.

Board Committees

Our board of directors has three standing committees to assist it with its responsibilities. These committees are described below.

The Audit Committee, which is comprised solely of directors who satisfy the Nasdaq Global Market and U.S. Securities and Exchange Commission (“SEC”) audit committee membership requirements, is governed by a board-approved charter that contains, among other things, the committee’s membership requirements and responsibilities. The Audit Committee oversees our accounting, financial reporting process, internal controls and audits, and consults with management, the internal auditors and the independent registered public accounting firm (the independent auditors) on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains our independent auditors. It maintains direct responsibility for the compensation, termination and oversight of our independent auditors and evaluates the independent auditors’ qualifications, performance and independence. The committee also monitors compliance with our policies on ethical business practices and reports on these items to the board. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors. Further, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by Ness, which are described under “Stockholder Communications with the Board” on page 9 of this proxy statement. The Audit Committee’s Report is included on page 43 of this proxy statement, and the committee’s charter is available on our web site and in print to any stockholder who requests it. Our Audit Committee is comprised of Dr. Cherukuri, Dr. Pickar and Mr. Suesskind, and Dr. Cherukuri is the chairman of the committee.

Financial Expert on Audit Committee:  The board has determined that Mr. Suesskind, who currently is the chief financial officer of Teva Pharmaceutical Industries Limited, is the Audit Committee financial expert, as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The board made a qualitative assessment of Mr. Suesskind’s level of knowledge and experience based on a number of factors, including his formal education and experience as chief financial officer of Teva for 30 years.

The Stock Option and Compensation Committee, which is comprised solely of independent directors, determines all compensation for our chief executive officer; reviews and approves corporate goals relevant to the compensation of our chief executive officer and evaluates our chief executive officer’s performance in light of those goals and objectives; reviews and approves objectives relevant to other executive officer compensation; reviews and approves the compensation of other executive officers in accordance with those objectives; administers our stock option plans; approves severance arrangements and other applicable agreements for executive officers; and consults generally with management on matters concerning executive compensation and on pension, savings and welfare benefit plans where board or stockholder action is contemplated with respect to the adoption of or amendments to such plans. The committee makes recommendations on organization, succession, the election of officers, consultancies and similar matters where board approval is required. The Stock Option and Compensation Committee’s report is furnished on page 30 of this proxy statement, and the committee’s charter is available on our web site and in print to any stockholder who requests it. Our Stock Option and Compensation Committee is comprised of Dr. Kressel and Mr. Wolfson, and Dr. Kressel is the chairman of the committee.

The Nominating and Governance Committee, which is comprised solely of independent directors, considers and makes recommendations on matters related to the practices, policies and procedures of the board and takes a leadership role in shaping the corporate governance of Ness. As part of its duties, the committee assesses the size, structure and composition of the board and board committees, coordinates evaluation of board performance and reviews board compensation. The committee also acts as a screening and nominating committee for candidates considered for election to the board. In this capacity it concerns itself with the composition of the board with respect to depth of experience, balance of professional interests, required expertise and other factors. The committee evaluates prospective nominees identified on its own initiative or referred to it by other board members, management, stockholders or external sources and all self-nominated candidates. The committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other board members, management and search companies. The committee’s charter is available on our web site and in print to any stockholder who requests it. Our Nominating and Governance Committee is comprised of Mr. Wolfson, Dr. Kressel and Mr. Suesskind, and Mr. Wolfson is the chairman of the committee.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applying to our directors, officers and employees. The code is available on our web site, investor.ness.com.

The code is reasonably designed to deter wrongdoing and promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by us, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the code to appropriate persons identified in the code, and (v) accountability for adherence to the code. Amendments to the code and any grant of a waiver from a provision of the code requiring disclosure under applicable SEC rules will be disclosed on our web site at investor.ness.com.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the board, or specified individual directors, according to the procedures described below.

In addition, the Audit Committee has established procedures for the receipt, retention and confidential treatment of complaints received by Ness regarding accounting, internal accounting controls or auditing matters. In addition, we have established procedures for confidential, anonymous submissions by employees with respect to such matters.

We will forward all communications from security holders and interested parties to the full board, to non-management directors, to an individual director or to the chairperson of the board committee that is most closely related to the subject matter of the communication, except for the following types of communications:

•	communications that advocate that we engage in illegal activity;
•	communications that, under community standards, contain offensive or abusive content;
•	communications that have no relevance to our business or operations; and
•	mass mailings, solicitations and advertisements.

The corporate secretary and chief legal officer will determine when a communication is not to be forwarded.

Our acceptance and forwarding of communications to the directors does not imply that the directors owe or assume any fiduciary duties to persons submitting the communications.

Write to the Ness Board

Board of Directors (or name of individual director)
c/o Corporate Secretary
Ness Technologies
Ness Tower
Atidim High-Tech Industrial Park, Building 4
Tel Aviv 61580, Israel

Contact the Ness Audit Committee

Employees and stockholders may raise a question or concern to the Audit Committee regarding accounting, internal accounting controls or auditing matters by writing to:

Chairman, Audit Committee
c/o Corporate Secretary
Ness Technologies
Ness Tower
Atidim High-Tech Industrial Park, Building 4
Tel Aviv 61580, Israel

Director Nominations

The Nominating and Governance Committee evaluated and recommended director nominees for the election of directors at the annual meeting. In fulfilling its responsibilities, this committee considered the following factors:

•	the appropriate size of the board of directors and its committees;
•	our needs with respect to the particular talents and experience of our directors;
•	the knowledge, skills and experience of nominees, including experience in the information technology industry, the nonprofit sector, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the board of directors;
•	experience with accounting rules and practices;
•	applicable regulatory and securities exchange/association requirements;
•	appreciation of the relationship of our business to the changing needs of society; and
•	a balance between the benefit of continuity and the desire for a fresh perspective provided by new members.

The Nominating and Governance Committee’s goal is to assemble a board of directors that brings to us a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Nominating and Governance Committee may also consider such other factors as it may deem to be in the best interests of Ness and its stockholders. The committee does, however, recognize that, under applicable regulatory requirements, at least one member of the board must, and believes that it is preferable that more than one member of the board should, meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that at least a majority of the members of the board must meet the definition of “independent director” under Nasdaq listing standards. The committee also believes it appropriate for certain key members of our management to participate as members of the board.

The Nominating and Governance Committee identifies nominees by first evaluating the current members of the board willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, thereby balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating and Governance Committee and board of directors will be polled for suggestions as to individuals meeting the criteria of the committee. Research may also be performed to identify qualified individuals. If the committee believes that the board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. Alternative sources may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

The Nominating and Governance Committee will evaluate any recommendation for director nominee proposed by a stockholder. Any recommendation for director nominee submitted by a qualifying stockholder must be received by us no earlier than 120 days and not later than 90 days prior to the anniversary of the date of the prior year’s annual meeting of stockholders. Any stockholder recommendation for director nominee must be submitted to our Corporate Secretary in writing at Ness Tower, Atidim High-Tech Industrial Park, Building 4, Tel Aviv 61580, Israel and must contain the following information:

•	the name and address of the stockholder who intends to make the recommendation;

•	a representation by the stockholder that he/she is a stockholder of record at the time of the recommendation and will be entitled to vote at the stockholders annual meeting for which the recommendation is being made;
•	the candidate’s name, age, contact information and current principal occupation or employment;
•	a description of the candidate’s qualifications and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed;
•	such other information regarding each candidate proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each candidate been nominated, or intended to be nominated, by the board;
•	a description of all arrangements or understandings between the stockholder and each candidate and any other person or persons (naming such person or persons) pursuant to which the recommendation or recommendations are to be made by the stockholder;
•	the candidate’s resume;
•	three (3) references; and
•	the consent of each candidate to serve as a director of Ness if so elected.

The Nominating and Governance Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above.

All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the Nominating and Corporate Governance process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the committee.

All the director nominees named in this proxy statement met the board’s criteria for membership and were recommended by the Nominating and Governance Committee for election by stockholders at this annual meeting.

PROPOSALS TO BE VOTED ON

Proposal No. 1: Election of Directors

There are six nominees for election to our board of directors this year. Mr. Fogel and Mr. Wolfson have served as directors since 1999. Dr. Cherukuri and Mr. Suesskind became directors upon completion of our initial public offering, which closed in October 2004; and Mr. Gerlitz became a director on February 14, 2007, following his election by our board of directors on February 14, 2007. Each director is elected annually to serve until the next annual meeting or until his or her successor is elected. Dr. Kressel and Dr. Pickar have chosen not to seek re-election. Mr. Edelstein has been recommended by the Nominating and Governance Committee as a replacement for Dr. Pickar. Ness intends to appoint a replacement for Dr. Kressel during 2008 after a suitable candidate has been identified and screened; at this time no candidate has been identified. Information regarding the business experience of each nominee is provided below. There are no family relationships among our executive officers and directors.

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the six persons recommended by the board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

All of the nominees have indicated to Ness that they will be available to serve as directors. In the event that any of the nominees becomes unavailable, votes will be cast for such substitute nominee or nominees as may be designated by the board, unless the board reduces the number of directors.

Our board recommends a vote FOR the election to the board of each of the following nominees.

Vote Required

Each director receiving a plurality of affirmative votes will be elected. You may withhold votes from any or all nominees. Except for the votes that stockholders of record withhold from any or all nominees, the persons named in the proxy card will vote such proxy FOR the nominees as directors of Ness.

Nominees

Aharon Fogel Director since 1999 Age 61	Aharon Fogel has served as our chairman of the board of directors since 1999. Since December 2000, he has served as the chairman of the board of Migdal Insurance Company Ltd., Israel’s largest insurance company. Mr. Fogel served as general partner of Jerusalem Venture Partners, an Israeli venture capital fund, from 1996 to 1999. Mr. Fogel has held a number of senior positions, including Director General of the Israel Ministry of Finance, Chairman of Leumi & Co. Investment Bank, Chairman of the Hadassah Medical Center, and Director of the Economic & Control Division of Clal Israel Ltd. He holds a B.A. in Economics and Statistics from the Hebrew University of Jerusalem.
Sachi Gerlitz Director since 2007 Age 54	Sachi Gerlitz has served as our president and chief executive officer, or CEO, since March 2007, and as a member of our board since February 2007. Prior to joining Ness, Mr. Gerlitz served as acting chairman of Mobixell Networks and chairman of the board of the Israel Mobile Association. From 2001 through 2006, Mr. Gerlitz was a partner at Apax Partners, a large, global private equity firm managing assets of over $25 billion, where he focused on leveraged transactions and technology investments. He also served on the boards of directors of a number of public and private companies, such as Bezeq, Starhome BV, Crescendo Networks and Bitband Technologies. Prior to joining Apax Partners, Mr. Gerlitz served for 10 years at Comverse Technologies, through 2000, including as president of the Asia Pacific division, vice president of business development and marketing, chief technology officer, and executive vice president. Before joining Comverse, he served in various roles at Telrad Telecommunication Industries, Hadassah University Hospital, and the Israeli Defense Force. Mr. Gerlitz has a B.Sc. in Electronic Engineering from Tel-Aviv University, in 1978, and is a graduate of the Business Administration Program for Industry Management from Bar-Ilan University.

Morris Wolfson Director since 1999 Age 47	Morris Wolfson is the founder of our company and has served as a member of our board since our inception in 1999. Mr. Wolfson is a private investor and entrepreneur since 1983, with investments in a variety of companies and investment vehicles. He is a member of the Wolfson family, the principals of the Wolfson Group, which together with other Wolfson family entities has historically owned and developed commercial real estate development and ownership and actively invests in a diverse array of investments and investment vehicles, including a substantial portfolio of hedge funds and private equity funds.
Dr. Satyam C. Cherukuri Director since 2004 Age 51	Dr. Satyam C. Cherukuri has served as a member of our board since October 2004. Since September 2006, Dr. Cherukuri has served as the chairman and chief technology officer of Medived Innovations, Inc., a privately-held manufacturer of medical devices and therapeutic solutions for global emerging markets. From June 2002 to August 2006, Dr. Cherukuri served as president and chief executive officer of Sarnoff Corporation, a technology services provider and manufacturer of electronic, biomedical and information technology (“IT”) products and services. From November 2000 to June 2002, Dr. Cherukuri served as the chief operating officer of Sarnoff Corporation and from 1998 to 2000 he served as managing director of Sarnoff’s life sciences and systems unit. Dr. Cherukuri joined Sarnoff Corporation in 1989 as a researcher and prior to that worked as a researcher at Olin Corporation, a materials producer, and Siemens AG. Dr. Cherukuri received a B.Tech. in Ceramic Engineering from Banaras Hindu University in India and an M.S. in Glass Science and Ph.D. in Ceramics from Alfred University.
Dan S. Suesskind Director since 2004 Age 64	Dan S. Suesskind has served as a member of our board since October 2004. Mr. Suesskind has worked in various capacities for Teva Pharmaceutical Industries Limited, a publicly traded company, since 1976 and has been its chief financial officer since 1978. From 1970 until 1976, he was a consultant and securities analyst with International Consultants Ltd. He received his B.A. in Economics and Political Science from the Hebrew University in 1965 and an M.B.A. from the University of Massachusetts in 1969. Mr. Suesskind is currently on the board of directors of Migdal Insurance Company Ltd, a member of the Investment Advisory Committees of the Jerusalem Foundation and the Israel academy of science and humanities, and a member of the Board of Trustees of the Hebrew University.
P. Howard Edelstein Nominee Age 53	P. Howard Edelstein is a nominee for election to our board. Mr. Edelstein has served as president and chief executive officer of NYFIX, Inc., a provider of financial transaction processing and broker-dealer services, since September 2006 and as a director since October 2006. From January 2006 to September 2006, Mr. Edelstein served as an entrepreneur-in-residence at Warburg Pincus & Co. From July 2003 to December 2005, he served as president, chief executive officer and a director of Radianz, a telecommunications provider to the financial industry. From January 2002 to July 2003, Mr. Edelstein was an entrepreneur-in-residence with Warburg Pincus & Co. From 1993 to April 2001, he served as president and chief executive officer of Thomson Financial ESG, which he founded and which later merged with the Depository Trust & Clearing Corp.’s TradeSuite business to create Omgeo, an industry utility for straight-through processing. Previously, Mr. Edelstein held senior positions at firms such as Dow Jones Telerate and Knight-Ridder. Mr. Edelstein is a director of SkillSoft Corporation, a global provider of e-learning and performance support solutions, and of Alacra Inc., a privately-held company providing business and professional information. Mr. Edelstein holds an M.S. degree in Electrical Engineering from Stanford University and a B.Eng. degree in Electrical Engineering from City College of New York.

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm

The Audit Committee, comprised of independent members of the board, has appointed Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the independent registered public accounting firm (the independent auditors) for Ness Technologies for the year 2008, subject to ratification by the holders of our common stock. In taking this action, the Audit Committee considered carefully Kost Forer Gabbay & Kasierer’s performance for us in that capacity since its initial retention in 1999, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. Representatives of Kost Forer Gabbay & Kasierer do not intend to be present at the annual meeting.

During fiscal 2007, Kost Forer Gabbay & Kasierer served as our independent registered public accounting firm and also provided certain tax and other audit-related services. See “Independent Public Accountants” on page 42.

As the members of the Audit Committee value stockholders’ views on our independent auditors, there will be presented at the annual meeting a proposal for the ratification of the appointment of Kost Forer Gabbay & Kasierer. Stockholder ratification of the selection of Kost Forer Gabbay & Kasierer as our independent auditors is not required by our by-laws or otherwise. However, the board is submitting the selection of Kost Forer Gabbay & Kasierer to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests Ness and its stockholders.

The Audit Committee and the board of directors recommend a vote FOR this proposal.

Vote Required

Ratification of the appointment of Kost Forer Gabbay & Kasierer as our independent registered public accounting firm for fiscal 2008 requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted at the meeting.

Proposal No. 3: Approval of Amendments to the 2007 Stock Option Plan

General.  Our board of directors proposes to amend and restate the 2007 Stock Option Plan (the “2007 Plan”) to (i) increase the maximum number of shares of our common stock that may be issued under the 2007 Plan from 3,000,000 to 5,000,000 and (ii) add restricted stock (“Restricted Stock”) and restricted stock units (“RSUs”) as eligible awards that can be granted under the 2007 Plan. The purpose of the amendments is to increase the flexibility in finding appropriate long-term incentives for our employees as alternatives to short-term cash payments. Our board of directors believes it is in our best interests and those of our stockholders to approve the Amended and Restated 2007 Stock Incentive Plan (the “Amended Plan”), and the board of directors adopted the Amended Plan on April 17, 2008.

Below is a summary of the Amended Plan proposed to be approved by our stockholders. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Amended Plan. A copy of the Amended Plan is attached as Annex A to this Proxy Statement.

Administration.  The administration of the Amended Plan will be provided by the Stock Option and Compensation Committee (the “committee”), which will have the authority to determine the types of equity awards and the terms on which such awards are granted under the Amended Plan. The committee will determine the recipients of awards, the size of awards to be granted to eligible participants, the exercise price, vesting period and award period at the time an award is granted, as applicable; and, for awards issued to Israeli residents, their designation for purposes of tax treatment under the Israeli Income Tax Ordinance (the “Ordinance”). In making such determinations, the committee may take into account the nature and period of service of each eligible person, such eligible person’s degree of responsibility for and contribution to our growth and success or that of any subsidiary, promotion potential and any other factors the committee deems relevant.

The committee will also interpret the provisions and supervise the administration of the Amended Plan. The Amended Plan provides that no option shall be granted with a time period for exercise greater than 10 years from the date of grant. The exercise price of options will be payable in cash or the holder of an option may request approval from the committee to exercise an option or a portion thereof by tendering shares of common stock at the fair market value per share on the date of exercise in lieu of cash payment of the exercise price.

The Amended Plan allows for grants of Restricted Stock, RSUs and stock options, including incentive stock options (“ISOs”), nonqualified stock options and stock options granted to Israeli residents under the Ordinance. The Amended Plan requires that the exercise price of an option will not be less than 100% of the fair market value of the common stock on the date of the grant of the option. No ISO may be granted under the Amended Plan to anyone who owns more than 10% of the outstanding common stock unless the exercise price is at least 110% of the fair market value of the common stock on the date of grant and the option is not exercisable more than five years after it is granted. The maximum number of shares that may be subject to options granted under the Amended Plan to any individual in any calendar year may not exceed 250,000, but new employees of the company or of any subsidiary will be eligible to receive options to purchase up to 750,000 shares of our common stock in the calendar year in which they commence their employment. The limitations described in the prior sentence only apply to stock option grants under United States Internal Revenue Code of 1986, as amended. There is no limit on the fair market value of ISOs that may be granted to an employee in any calendar year, but no employee may be granted ISOs that first become exercisable during a calendar year for the purchase of stock with an aggregate fair market value (determined as of the date of grant of each option) in excess of $100,000 in a calendar year. An option (or an installment thereof) counts against the $100,000 annual limitation only in the year it first becomes exercisable.

Shares Subject to Amended Plan.  A maximum of 5,000,000 shares of common stock may be issued pursuant to awards granted under the Amended Plan. As of April 18, 2008, 2,650,000 shares were reserved for issuance upon exercise of outstanding awards. Upon any merger, reorganization, consolidation, recapitalization, stock dividend, or similar change in our capital structure, appropriate adjustments will be made to the shares subject to the Amended Plan, to the terms of the grant of awards described below and to outstanding awards. If shares of our common stock are subject to an Award that terminates without such shares being issued, then such shares of stock will again be available for grant and issuance under this Plan. Shares of common stock used to pay the exercise price of an option or to satisfy tax withholding obligations shall not be available for future grant or issuance under the Amended Plan.

Eligibility.  The persons eligible for participation in the Amended Plan shall be all employees, officers and directors, and, subject to certain conditions, consultants and advisors to of the company or any of our subsidiaries.

As of April 18, 2008, options to purchase an aggregate of 1,350,000 shares of common stock were granted to nine of our executive officers, and options to purchase 50,000 shares of common stock were reserved for grant to an executive officer upon commencement of his employment in the near future. The per share exercise price of the granted options is $13.00 (for 400,000 options) and $12.00 (for 950,000 options). The following table sets forth the number of options granted or reserved for grant under the 2007 Plan to each of our named executive officers and each of the following groups: all named executive officers; all executive officers; and all non-executive officers, other employees and directors.

Name and Position	Number of Options
Sachi Gerlitz, President & Chief Executive Officer	550,000
Ofer Segev, Executive Vice President & Chief Financial Officer	150,000
Shachar Efal, President Ness Israel	100,000
Ivan Hruška, President Ness Europe	100,000
Shashank Samant, President Ness North America	100,000
All named executive officers	1,000,000
All other executive officers	400,000
All executive officers	1,400,000
All non-executive officers, other employees and directors	1,300,000
Total	2,700,000

Transfer of Awards.  In general, during the lifetime of the optionee, an option will be exercised only by the optionee and awards may not be transferred or assigned, except by will or the laws of descent and distribution. Awards may also be transferred under a qualified domestic relations order.

Change in Control.  The Amended Plan provides that, in the event that (1) a tender offer (or series of related offers) is made and consummated for the ownership of 50% or more of our outstanding voting securities; (2) we are merged or consolidated with another corporation; (3) we sell substantially all of our assets to another corporation that is not wholly owned by us; or (4) a Person (as that term is defined in the Amended Plan) acquires 50% or more of our outstanding voting securities, whether directly, indirectly, beneficially or of record (a “Change in Control”), the committee, in its sole discretion, may accelerate the vesting and exercisability of options, the vesting of Restricted Stock and RSUs, or determine that each outstanding RSU or option shall terminate within a specified number of days after notice to the participant thereunder, and each such participant shall receive, with respect to each share of our common stock subject to such option, an amount equal to the excess of the fair market value of such shares immediately prior to such Change in Control over the exercise price per share of such option.

Termination of Options.  If an optionee’s employment is terminated as a result of death or disability, any options granted to such optionee may be exercised by such optionee (or, in the case of death, his estate) at any time within the shorter of one year or 30 days, respectively, after the date such optionee’s employment is terminated or expiration of the stated term of such options, but only to the extent such options were exercisable on such date. If an optionee’s employment is terminated other than for cause (except as described above) or following an employee’s Normal Retirement or Early Retirement (as those terms are defined in the Amended Plan), any options granted to such optionee may be exercised by such optionee at any time within 90 days after the date of such optionee’s termination or retirement, but only to the extent such options were exercisable on such date.

Termination of Restricted Stock and RSUs.  In the event a grantee ceases to be an employee of the Company all shares of Restricted Stock awarded to him that are still subject to restrictions will be forfeited. In the event a grantee ceases to be an employee before full vesting of RSUs, all unvested RSUs previously awarded to him will be forfeited.

Rule 16b-3 Compliance.  In all cases, the terms, provisions, conditions and limitations of the Amended Plan shall be construed and interpreted so as to be consistent with the provisions of Rule 16b-3 of the Exchange Act.

Tax Treatment of ISOs.  In general, no taxable income for federal income tax purposes will be recognized by an option holder upon receipt or exercise of an ISO, and we will not then be entitled to any tax deduction. Assuming that the option holder does not dispose of the option shares before the later of (1) two years after the date of grant or (2) one year after the exercise of the option, upon any such disposition, the option holder will recognize capital gain equal to the difference between the sale price on disposition and the exercise price. If, however, the option holder disposes of his option shares prior to the expiration of the required holding period, he will recognize ordinary income for federal income tax purposes in the year of disposition equal to the lesser of (1) the difference between the fair market value of the shares at the date of exercise and the exercise price, or (2) the difference between the sale price upon disposition and the exercise price. Any additional gain on such disqualifying disposition will be treated as capital gain. In addition, if such a disqualifying disposition is made by the option holder, we will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder provided that such amount constitutes an ordinary and reasonable expense of ours.

Tax Treatment of Nonqualified Stock Options.  No taxable income will be recognized by an option holder upon receipt of a nonqualified stock option, and we will not be entitled to a tax deduction for such grant. Upon the exercise of a nonqualified stock option, the option holder will include in taxable income, for federal income tax purposes, the excess in value on the date of exercise of the shares acquired pursuant to the nonqualified stock option over the exercise price. Upon a subsequent sale of the shares, the option holder will derive short-term or long-term gain or loss, depending upon the option holder’s holding period for the shares, commencing upon the exercise of the option, and upon the subsequent appreciation or depreciation in the value of the shares. We generally will be entitled to a corresponding deduction at the time that the participant is required to include the value of the shares in his income.

Tax Treatment of Restricted Stock and RSUs.  Restricted Stock and RSUs are taxable to the grantee as ordinary income in the year that they vest, and we are generally entitled to a tax deduction in the same amount and at the same time as the grantee recognizes income. In the case of Restricted Stock, however, a grantee may elect to treat the Restricted Stock as vested for tax purposes as of the grant date if certain conditions are met.

Israeli Income Tax Consequences.  Under the Amended Plan, employees may only be granted options subject the terms of Section 102 of the provisions of the Ordinance and non-employees may only be granted options subject to the terms of Section 3(i) of the Ordinance. In accordance with the terms and conditions imposed by Section 102 of the Ordinance, optionees that receive options under the Amended Plan are afforded certain tax benefits. We may elect the benefits available under the capital gains alternative or the ordinary income alternative. To qualify for these benefits, certain requirements must be met, including registration of the options in the name of a trustee. Each option, and any common stock acquired upon the exercise of the option, must be held by the trustee for a period commencing on the date of grant and ending no earlier than 24 months after the end of the tax year in which the option was granted and deposited in trust with the trustee. Under the terms of the capital gains alternative, we may not deduct expenses pertaining to the options for tax purposes. We may also grant our employees options pursuant to Section 102(c) of the Ordinance that are not required to be held in trust by a trustee. This alternative, while facilitating immediate exercise of vested options and sale of the underlying shares, will subject the optionee to the marginal income tax rate of up to 50% as well as payments to the Israeli National Insurance Institute and health tax on the date of the sale of the shares or options. Non-employees are granted options subject to Section 3(i) of the Ordinance. Under that section, the income tax on the benefit arising to the optionee upon the exercise of options and the issuance of common stock is generally due at the time of exercise of the options.

Re-Pricing of Options.  The Amended Plan provides that awards granted may not be re-priced or replaced without the approval of the holders of a majority of the outstanding shares of our voting stock.

Termination of the Amended Plan.  The board of directors is authorized to amend, suspend or terminate the Amended Plan, except that it is not authorized, without stockholder approval to (1) materially increase the number of shares issuable under the Amended Plan; (2) materially increase the benefits accruing to the option holders under the Amended Plan; (3) materially modify the Amended Plan eligibility requirements; (4) decrease the exercise price of options below 100% or the underlying stock’s fair market value on the grant date; or (5) extend the term of any option beyond that provided for in Section 8.2 of the Amended Plan.

Unless terminated earlier by the board of directors, the Amended Plan will expire on April 22, 2017.

Our board recommends a vote FOR the approval of the Amended Plan.

Vote Required

Approval of the Amended Plan requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted at the meeting.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our directors and executive officers. Biographies for our nominees for director may be found in “Proposal No. 1: Election of Directors” on page 12. Additional information about our executive officers may be found following this table.

Name	Age	Position
Aharon Fogel	61	Chairman of the Board of Directors
Sachi Gerlitz	54	President, Chief Executive Officer and Director
Ofer Segev	48	Chief Financial Officer and Executive Vice President
Shachar Efal	43	President, Ness Israel
Ivan Hruška	48	President, Ness Europe
Shashank Samant	39	President, Ness North America
Rajkumar Velagapudi	41	President, Ness Innovative Business Services
Michael Zinderman	57	President, Telecom & Systems
Yoram Michaelis	55	Executive Vice President, Corporate Strategy, and President, NessPRO
Holly Ripley-Boyd	47	Executive Vice President and Chief Marketing Officer
Henry Kressel(1)(2)	74	Director
Morris Wolfson(1)(2)	47	Director
Satyam C. Cherukuri(3)	51	Director
Dan S. Suesskind(1)(3)	64	Director
Kenneth A. Pickar(3)	68	Director

(1)	Member of the Nominating and Governance Committee.
(2)	Member of the Stock Option and Compensation Committee.
(3)	Member of the Audit Committee.

Ofer Segev has served as our executive vice president and chief financial officer, or CFO, since April 2007, after joining Ness in March 2007 as an executive vice president. From June 2003 to March 2007, he served as Chief Financial Officer of Attunity, a provider of service-oriented software and solutions in the workplace applications market. From May 2001 to June 2003, Mr. Segev was the chief financial officer of TeleKnowledge Group Ltd., a content commerce platform vendor, and he also served as its chief executive officer from January 2002 to June 2003. From May 2000 to May 2001, he served as chief financial officer of Tundo, a developer of an IP-based voice and media services platform. From 1985 through May 2000, Mr. Segev served at Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, where from 1991 he was a partner; as a partner he led the high-tech industry practice group, participated in over 20 public offerings in the United States, and, from 1997 to 2000, was a member of the technology steering committee of Ernst & Young International. Mr. Segev holds a B.A. in economics and accounting from Bar-Ilan University in Israel, and has studied at the Kellogg School of Management at Northwestern University.

Shachar Efal has served as president of Ness Israel since November 2005. From January 2004 to November 2005, Mr. Efal was president of Managed Services, Ness Israel. From November 1999 to December 2003, Mr. Efal served as president of our Integration and Networking Group. From January 1999 to November 1999, Mr. Efal served as chief executive officer of IPEX ICS, an integration and systems company, and from January 1994 to December 1998 he served as chief executive officer and co-founder of New-X Systems, a networking and systems services company. We acquired IPEX and New-X Systems in November 1999. From January 1993 to December 1993 Mr. Efal served as a consultant of Tefen Consultants, an industrial engineering and information technology (“IT”) consulting firm. Mr. Efal holds a B.Sc. in Management and Industrial Engineering, specializing in Information Systems and Communication Technology from Ben Gurion University, Israel.

Ivan Hruška has served as president of Ness Europe since April 2004. From September 2002 to March 2004, he served as managing director of Ness CEE. From May 2000 to September 2002, he served at Ness CEE (formerly APP prior to our acquiring it in 2002) as vice president for sales and marketing. From

September 1997 to March 2000, Mr. Hruška served at Scala Business Solutions as vice president for sales in Central and Eastern Europe. Mr. Hruška holds a M.Eng. in Civil Engineering from the Technical University of Kosice, Slovakia.

Shashank Samant has served as president of Ness North America since January 2007. From August 2005 to December 2006, Mr. Samant served as president of Ness Managed Strategic Services. From March 2000 to August 2005, he served as executive vice president of our Managed Labs division. From January 1998 to March 2000, Mr. Samant served at Hewlett Packard as director, worldwide professional services, Verifone business. From 1996 to 1998, he managed Mastech Corporation’s Canadian operations as country director. From 1992 to 1996, Mr. Samant worked at IBM Corporation at IBM Labs in Raleigh, North Carolina, where he helped establish their operations in India. From 1989 to 1992, he worked in Citicorp’s India office developing banking software products in an executive capacity. Mr. Samant holds a Bachelors degree in Engineering from the College of Engineering, Pune, India.

Rajkumar Velagapudi has served as president of Ness Innovative Business Services since February 2006, when we completed the acquisition of Innova Solutions. From November 1999 to March 2006, he served as president & chief operating officer of Innova Solutions. From December 1990 to March 1998, Mr. Velagapudi served in several roles, ultimately as vice president, business development, at Covansys Corporation, an IT services firm. From 1989 to 1990, Mr. Velagapudi served as senior program manager with Siba Software Services, a software development services firm supporting the financial services vertical. Mr. Velagapudi holds a B.S. degree in Computer Science from the University of Madras, India.

Michael Zinderman has served as president of Telecom & Systems since April 2002. From April 2000 to April 2002, Mr. Zinderman served as the division manager and vice president of Ness Telecom & Systems Group, and from June 1988 to March 2002, he served as the division manager and vice president of Real Time & Systems Group of ATL, an entity acquired in 1999. From May 1981 to May 1988, Mr. Zinderman served as software engineer and projects manager at ATL. From September 1977 to April 1981, Mr. Zinderman served as an electrical engineer at Yona Ushpiz, an electrical engines manufacturing company. Mr. Zinderman holds a B.Sc. in Electronic Engineering from Ben Gurion University, Israel.

Yoram Michaelis has served as executive vice president, corporate strategy, and president, NessPRO, since July 2007. From November 2005 to June 2007, Mr. Michaelis served as executive vice president, NessPRO Global. From January 2004 to November 2005, he was president of IT Services, Ness Israel. From April 2000 to December 2003, Mr. Michaelis served as president of our Enterprise Solutions Group. From June 1988 to April 2000, he served as vice president and manager of information systems for ATL, which we acquired in 1999. From January 1982 to June 1988, Mr. Michaelis served as vice president and manager of ATL’s Marketing and Software Products division. From October 1977 to January 1982, he served as project manager and sales manager at ATL. Mr. Michaelis holds a B.A. in Economics and Computer Sciences from Bar-Ilan University, Israel.

Holly Ripley-Boyd has served as our chief marketing officer and executive vice president since December 2007. From October 2004 through October 2007, she served as chief marketing officer at Symphony Services, a provider of offshore software product development services and end-to-end IT solutions. From October 2002 through February 2004, Ms. Ripley-Boyd was a principal at Mii Technologies, a closely held manufacturing systems company, where she was responsible for business development, marketing and other market-facing initiatives. From September 1999 through June 2002, she served as vice president, global marketing, at Novell affiliate Celerant Consulting, an operational strategy and execution consulting services firm. From 1991 to 1999, Ms. Ripley-Boyd served in several roles at Arthur D. Little, culminating in the role of vice president, marketing. From 1985 to1990, she served as director of marketing for Fairfield Whitney, a regional search firm. From 1983 through 1985, she worked as purchasing associate at Digital Equipment Corporation. Ms. Ripley-Boyd holds a B.S. in business and organizational communication from Emerson College, and has studied at Northwestern University’s Kellogg School of Management for marketing strategy.

There are no family relationships between any of our directors or executive officers.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Beneficial Ownership Table

The following table sets forth certain information regarding the beneficial ownership of our common stock by:

•	each of our directors,
•	each of our named executive officers,
•	all of our directors and executive officers as a group, and
•	each person, or group of affiliated persons, known to us to beneficially own 5% or more of our outstanding common stock as reflected either in such person’s filings with the SEC or otherwise provided to us.

Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. The table includes the number of shares underlying options that are exercisable within 60 days of April 18, 2008. Common stock subject to these options is deemed to be outstanding for the purpose of computing the ownership percentage of the person holding these options, but is not deemed to be outstanding for the purpose of computing the ownership percentage of any other person. As of April 18, 2008, 39,213,624 shares of common stock were issued and outstanding.

Unless otherwise indicated, the address for all of the named executive officers, directors and stockholders named below is c/o Ness Technologies, Inc., Ness Tower, Atidim High-Tech Industrial Park, Building 4, Tel Aviv 61580, Israel. Except as otherwise indicated, the beneficial owners named in the table below have sole voting and investment power with respect to all shares of capital stock held by them.

Name	5% Holder	Director	Nominee	Named Exec.	Shares of Common Stock Beneficially Owned
					Direct	Indirect		Vested Options(1)	Total	% of Class
Citi Venture Capital International(2)	✓				3,657,667	—		—	3,657,667	9.3
Osterweis Capital Management(3)	✓				3,311,175	—		—	3,311,175	8.4
Galleon Management, L.P.(4)	✓				2,860,007	—		—	2,860,007	7.3
Brandywine Global Investment Management, LLC(5)	✓				2,361,650	—		—	2,361,650	6.0
Sachi Gerlitz		✓	✓	✓	—	—		183,333	183,333	*
Ofer Segev				✓	—	—		33,333	33,333	*
Shachar Efal				✓	—	—		15,668	15,668	*
Ivan Hruška				✓	—	—		88,336	88,336	*
Shashank Samant				✓	—			32,409	32,409	*
Raviv Zoller				✓	—	—		329,825	329,825	*
Ytzhak Edelman				✓	—	—		83,334	83,334	*
Aharon Fogel		✓	✓		—	—		292,639	292,639	*
Henry Kressel(6)		✓			—	120,160		—	120,160	*
Morris Wolfson		✓	✓		—	1,288,169	(7)	—	1,288,169	3.3
Satyam C. Cherukuri		✓	✓		—	—		20,000	20,000	*
Dan S. Suesskind		✓	✓		—	—		20,000	20,000	*
Kenneth A. Pickar		✓			—	—		15,000	15,000	*
P. Howard Edelstein			✓		—	—		—	—	—
All directors and executive officers as a group (18 persons)					—	1,408,329		1,210,590	2,618,919	6.5

*	Represents less than 1%

(1)	Consists of shares of common stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of April 18, 2008.
(2)	Based solely upon a Schedule 13D filed with the SEC on March 28, 2008, CVCIGP II Jersey Investment L.P. (“CVCIGP II Jersey”), Citigroup Venture Capital International Investment G.P. Limited (“CVCI GP”), Citigroup Venture Capital International Delaware Corporation (“CVCID”), Citicorp International Finance Corporation (“CIFC”), Citicorp Banking Corporation (“CBC”) and Citigroup Inc. (“Citigroup”) are the beneficial owners of 3,657,667 shares of common stock. These shares are owned directly by CVCIGP II Jersey, and indirectly by CVCI GP (as general partner of CVCIGP II Jersey), CVCID (through its ownership of CVCI GP), CIFC (through its ownership of CVCID), CBC (through its ownership of CIFC) and Citigroup (through its ownership of CBC). Citigroup also beneficially owns 117 shares of common stock, directly owned by another subsidiary of Citigroup. The principal address of CVCIGP II Jersey and CVCI GP is 26 New Street, St. Helier, Jersey, Channel Islands, JE4 8PP; the principal address of CVCID, CIFC and CBC is One Penn’s Way, New Castle, Delaware 19720; and the principal business address of Citigroup is 399 Park Avenue, New York, New York 10043.
(3)	Based solely upon a Schedule 13G filed with the SEC on February 14, 2008, (i) Osterweis Capital Management, Inc. beneficially owns 967,149 shares of common stock and (ii) Osterweis Capital Management, LLC beneficially owns 2,344,026 shares of common stock. John S. Osterweis is the President of both Osterweis Capital Management, Inc. and Osterweis Capital Management, LLC, and as a result may be deemed to be the beneficial owner of the shares of common stock beneficially owned by these entities. The address of Osterweis Capital Management, Inc., Osterweis Capital Management, LLC, and John S. Osterweis is One Maritime Plaza, Suite 800, San Francisco, CA 94111.
(4)	Based solely upon an amendment to Schedule 13G filed with the SEC on February 14, 2008 (i) 2,860,007 shares of common stock may be deemed to be beneficially owned by Raj Rajaratnam and Galleon Management, L.P.; and (ii) 2,239,836 of such shares are held by Galleon Captain’s Offshore Ltd. Galleon Management, L.P. has investment discretion with respect to its clients’ accounts, including the securities held by Galleon Captain’s Offshore, Ltd. Raj Rajaratnam is the managing member of Galleon Management, L.L.C., which is the general partner of Galleon Management, L.P. The address of Galleon Management L.P., Galleon Captain’s Offshore, Ltd., Galleon Management L.L.C. and Raj Rajaratnam is 590 Madison Avenue, 34th Floor, New York, NY 10022.
(5)	Based solely upon a Schedule 13G filed with the SEC on February 14, 2008, Brandywine Global Investment Management, LLC is the beneficial owner of 2,361,650 shares of common stock. The address of Brandywine Global Investment Management, LLC is 2929 Arch Street, 8th Floor, Philadelphia, PA 19104.
(6)	Dr. Kressel is a general partner of the parent of Warburg Pincus Partners, LLC and a managing director and member of Warburg Pincus LLC. Of the shares indicated as beneficially owned by Dr. Kressel, 120,000 shares of common stock are included because of his affiliation with the Warburg Pincus entities, and 160 shares of common stock are held in two trusts for the benefit of family members of Dr. Kressel, and Dr. Kressel may be deemed to be the beneficial owner of such shares. Dr. Kressel does not own any shares individually and disclaims beneficial ownership of all shares owned by the Warburg Pincus entities. The address of Dr. Kressel is c/o Warburg Pincus, 466 Lexington Avenue, New York, New York 10017.
(7)	Consists of (i) 475,003 shares of common stock held by Nesstech LLC, a New York limited liability company of which Mr. Wolfson is the sole manager and (ii) 813,166 shares of common stock held by Morris Wolfson Family LP, a family limited partnership of which Arielle Wolfson, Mr. Wolfson’s wife, is the general partner. Mr. Wolfson disclaims beneficial ownership of these shares except to the extent of his equity interest therein. The address of such entities is One State Street Plaza, New York, New York 10004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the Nasdaq Global Market. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to us, we believe that our officers and directors complied with all applicable filing requirements during the 2007 fiscal year.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Registration Rights Agreement

The holders of 1,408,169 shares of our common stock who are affiliated with certain of our directors have the right to require us to register these shares with the SEC pursuant to the terms of a registration rights agreement.

Registration Rights Agreement.  The Warburg Pincus stockholders, Nesstech LLC and certain affiliates of Morris Wolfson are parties to a second amended and restated registration rights agreement with us, dated June 30, 2003, as amended. Under this agreement, holders of shares having registration rights can demand that we file a registration statement or request to have their shares included in a registration statement that we file for our own account or for the account of other stockholders.

Demand Registration Rights.  Under the second amended and restated agreement, certain holders have the right to demand that we file a registration statement covering the offer and sale of their securities so long as these securities have an anticipated public offering price of at least $15.0 million. If we are eligible to file a registration statement on Form S-3, any holder of shares having registration rights under this agreement has the right to demand that we file a registration statement on Form S-3 or similar short-form registration statement, once in any six-month period, so long as the value of the securities to be registered is at least $5.0 million. We have the ability to delay the filing of a registration statement under specified conditions, such as for a period of time following the effective date of a prior registration statement or during the period in which such disclosure would be seriously detrimental to us.

Piggyback Registration Rights.  If we register any of our securities under the Securities Act for public sale, either for our own account or for the account of other stockholders exercising their registration rights, stockholders with registration rights under this agreement will have the right to include their shares in any subsequent registration statement we file. The underwriters of any underwritten offering will have the right to limit the number of shares of common stock having registration rights to be included in the registration statement.

Expenses of Registration.  We are required to pay all expenses in connection with any registration, other than underwriting discounts and commissions. However, we will not pay for the expenses of any demand registration if the request is subsequently withdrawn by the requesting stockholders, subject to limited exceptions.

Indemnification.  This agreement contains customary indemnification provisions, pursuant to which each party is obligated to indemnify the other party in the event of material misstatements or omissions in a registration statement attributable to that party.

Expiration of Registration Rights.  The registration rights described above will terminate with respect to a particular stockholder’s securities on the date, or on such date after, they are freely transferable whether because they have been included in an effective registration statement, or pursuant to an exemption from registration.

Family Relationships to Executive Officers

Eyal Feldman, the son of Tuvia Feldman, our chief operating officer through May 2007, is employed in our Israeli subsidiary as a division manager. His total compensation in 2007 was $145,777. He was also granted options to purchase 5,000 shares of our common stock on August 28, 2007 at an exercise price of $12.00 per share.

Procedures for Approval of Related Person Transactions

Our written code of conduct, which is distributed to every employee, forbids our employees from entering into any conflict of interest situation, including related party transactions. We discourage employment of relatives of executives although we do not prohibit it. Employment of junior employees who are relatives of executives is examined and approved by our chief executive officer and our chief legal officer. Employment of senior employees who are relatives of executive requires the approval of the Stock Option and Compensation Committee. Mr. Feldman’s son was employed by us before we became a public company.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

We seek to ensure that (1) rewards are closely linked to company-wide, group, team and individual performance; (2) the interests of our employees are aligned with those of our stockholders; and (3) compensation and benefits are set at levels that enable us to attract, retain and motivate the highly qualified employees necessary to achieve our objectives.

We apply these objectives and policies through base salary levels and the availability of performance-based annual cash incentive compensation (bonus awards) and stock option awards. Consistent with a long-term focus, our policy is to make a significant proportion of executive officer compensation dependent on enhancing stockholder value.

Elements of Compensation

The key components of executive compensation are base salary, annual cash incentive compensation, bonus awards and stock option awards. Salary is based on factors such as the individual’s performance and level of responsibility. Annual cash incentive compensation is included to encourage our executives to meet our current business plans and objectives. Bonus awards are used to reward exceptional performance. Stock options are included to promote a longer-term focus on our success, competitiveness and stockholder value.

Compensation for our executive officers is determined by or approved by our Stock Option and Compensation Committee (the “Committee”).

Base Salary

Executive officer base salaries are based on job responsibilities and individual contribution, with reference to base salary levels of executives at peer information technology (“IT”) services companies.

Base salaries are determined by the competitive market and individual performance. In general, the base salary for each employee not covered by an employment contract, including executive officers, is established each year by management based on (1) a compensation range which corresponds to the individual’s job responsibilities, and (2) the individual’s overall individual job performance.

Annual Cash Incentive Compensation

We pay annual cash bonuses to our executive officers under an annual cash incentive compensation policy. Under this policy, annual target cash incentive compensation is defined for each executive at the start of each year, along with performance objectives and payment criteria. Targets for executive officers are based on job responsibilities, with reference to the levels of total cash compensation of executives at peer IT services companies.

The goal of the Committee is to set annual cash incentive compensation based on terms defined in the individual employment agreements and at a level commensurate with performance against defined annual business objectives. Individual awards are determined with reference to company-wide, group, team and individual performance for the previous fiscal year, based on a range of measures that permit comparisons with competitors’ performances and internal targets set at the start of each fiscal year. Company-wide performance measures include operational, strategic and human resources metrics.

In addition to company-wide measures of performance, the Committee considers those performance factors particular to each executive officer (i.e., the performance of the division or area for which such executive has management responsibility and individual accomplishments).

Performance is assessed quarterly for each executive officer, with the fourth quarter and full year assessment occurring shortly after the close of our annual financial statements. Performance against each objective is measured versus our internal quarterly and annual budgetary targets, which are approved by our board of directors at the start of each year. In 2007, the internal budget targets were modified following our management transition when we removed planned but as-yet-uncompleted acquisitions from our internal budget targets and external guidance.

The Committee believes that executive officer annual cash incentive awards for 2007 were consistent with the level of accomplishment and appropriately reflected company performance.

Executive officer cash incentive compensation targets and performance objectives for 2008 have been set by the Committee. Performance objectives and associated weights for our chief executive officer and chief financial officers may be summarized as follows:

Performance Objective	Chief Executive Officer, or CEO	Chief Financial Officer, or CFO
Earnings per share of the company	20%	10%
Operating margin of the company	20%	15%
EBIT/DA of the company	20%	15%
Operating cash flows of the company	—	15%
Per share stock price of the company	15%	—
Major business objectives(1)	10%	40%
Personal performance objectives(1)	15%	5%

(1)	Major business objectives, or MBOs, and personal performance objectives, or PPOs, for the CFO are assigned by the CEO. Those for the CEO are assigned by the board of directors.

Performance objectives and associated weights for our other executive officers may be summarized as follows:

Performance Objective	Executive Officers with P&L Ownership	Executive Officers with P&L Ownership and Non-P&L Duties	Executive Officers with Non-P&L Duties
Corporate performance, as measured by operating margin and EBIT/DA	25%	25%	30%
Operating margin of the executive officer’s business unit	20 – 25%	15%	—
Operating cash flows of the executive officer’s business unit	15 – 20%	10%	—
Organic revenue growth of the executive officer’s business unit	10 – 15%	5%	—
Major business objectives, as assigned by the CEO	15 – 25%	40%	65%
Personal performance objectives, as assigned by the CEO	5%	5%	5%

Each performance objective other than MBOs and PPOs is associated with a specific numerical target for each executive officer to whom it applies. Incentive payment for achievement of each such performance objective is formula-based, according to the percentage achievement of the numerical target. If target achievement is below 80%, no incentive is paid for the objective. If achievement is between 80% and 100%, a linear formula is used to calculate the incentive paid, with 0% being paid at 80% achievement and 100% being paid at 100% achievement. For achievement above 100%, the amount paid is scaled linearly, so that 110% achievement results in 110% payment, 120% achievement results in 120% payment and so on. Incentive payment against a numerical performance objective are capped at 200%.

For MBOs and PPOs, achievement is measured subjectively by the entity who assigned the objective, that is the board of directors for the CEO, and the CEO for all other executive officers. Payment against MBOs and PPOs is linear according to deemed achievement percentages. That is, achievement of 50% results in a 50% payment, 70% in a 70% payment, 100% in a 100% payment. Payment against MBOs and PPOs may not exceed 100%.

For more information on the maximum annual cash incentive compensation for each named executive, aggregated across all performance objectives for that named executive, please refer to “Employment Arrangements” on page 33.

At this time we have no reason to believe that the 2008 cash incentive compensation targets will not be met.

Bonus Awards

In addition to the annual cash incentive awards described above, we may also pay discretionary cash bonuses to executive officers and other employees from time to time, based on exceptional performance.

Stock Option Awards

We periodically grant stock option awards to executives, managers or other senior employees. In addition, we may grant options in connection with an executive’s hiring or assumption of a new position. The size of each individual stock option grant is based on the position and performance of the employee receiving the grant. All option grants are approved by the Committee. Until 2007, the stock options we granted vested based solely on continuing service requirements; beginning in 2007, we also granted stock options that linked vesting with performance criteria. Our policy for equity compensation awards is more fully described in “Policies with Respect to Equity Compensation Awards” on page 28.

On January 4, 2007, before the stock market opened, we granted options to purchase 42,000 shares of our common stock to each of Mr. Hruška and Mr. Samant and options to purchase 32,000 shares of our common stock to Mr. Efal at an exercise price equal to the closing price on the Nasdaq Stock Market the prior business day, or $14.27. These options will vest and become exercisable with respect to 66.67% of the underlying shares on April 1, 2009 and with respect to the remaining 33.33% of the underlying shares on April 1, 2010, subject to certain performance criteria. From April 1, 2010 to April 30, 2010, the grantees have the right to redeem the vested unexercised options outstanding on April 1, 2010 at the price of $4.50 per share. To the extent not exercised or redeemed, these options will expire on June 30, 2010.

On March 16, 2007, in connection with their hiring, we granted options to purchase 250,000 shares of our common stock to Mr. Gerlitz, our new chief executive officer, and 100,000 shares of our common stock to Mr. Segev, our new chief financial officer, at an exercise price equal to the closing price on the Nasdaq Stock Market the prior business day, or $13.00; subject to approval by our stockholders of the 2007 Stock Option Plan and our satisfaction of the applicable provisions of the Israeli Tax Code and any rules and regulations promulgated thereunder. The conditions for the option grant were satisfied and the options were issued on July 15, 2007. The options vested and became exercisable with respect to 33.33% of the underlying shares on March 16, 2008, and will vest and become exercisable with respect to 33.33% of the underlying shares on March 16, 2009 and with respect to the remaining underlying shares on March 16, 2010. To the extent not exercised, these options will expire on December 31, 2011.

On August 28, 2007, we granted options to purchase 100,000 shares of our common stock to each of Mr. Efal, Mr. Hruška and Mr. Samant and options to purchase 50,000 shares of our common stock to Mr. Segev at an exercise price of $12.00, above the closing price on the Nasdaq Stock Market the prior business day. These options will vest and become exercisable with respect to 33.33% of the underlying shares on August 28, 2008, with respect to 33.33% of the underlying shares on August 28, 2009 and with respect to the remaining underlying shares on August 28, 2010. To the extent not exercised, these options will expire on August 27, 2012.

On February 4, 2008, we granted options to purchase 300,000 shares of our common stock to Mr. Gerlitz at an exercise price of $12.00, above the closing price on the Nasdaq Stock Market the prior business day. The options vested and became exercisable with respect to 33.33% of the underlying shares on March 16, 2008, and will vest and become exercisable with respect to 33.33% of the underlying shares on March 16, 2009 and with respect to the remaining underlying shares on March 16, 2010. To the extent not exercised, these options will expire on February 3, 2013.

Pension Plans

We do not offer a defined benefit pension plan. In each country where we operate, we participate in the pension plan required by local regulatory authorities or dictated by customary norms, such as the Social Security program in the United States, the Severance Pay Law in Israel, the Severance Pay Law in Italy and the Provident Fund in India. These benefits are provided to all employees within each jurisdiction.

Other Elements of Compensation and Perquisites

In addition to the compensation elements previously described, we provide certain additional benefits to our employees. The following table generally illustrates the benefits we do and do not provide and identifies those employees who may be eligible to receive them.

Benefit Plan(1)	Executive Officers	Managers	Full-time Employees
Health insurance(1)	✓	✓	✓
Life/disability insurance(1)	✓	✓	✓
Defined contribution pension plan(2)	✓	✓	✓
Manager’s insurance(3)	✓	✓	✓
Advanced study fund(3)	✓	✓	✓
Defined benefit pension plan	×	×	×
Employee stock ownership plan	×	×	×
Supplemental early retirement plan	×	×	×

✓ Offered     × Not Offered

(1)	Coverage levels and policy details vary by country as a result of local laws and customs.
(2)	Availability and parameters of supplemental defined contribution pension plans vary by country due to local regulations and norms. An example of such a plan is a 401(k) retirement plan in the United States.
(3)	Manager’s insurance and advanced study funds are customary benefits provided to all employees based in Israel (other than those in very junior positions). Manager’s insurance is a combination of severance savings (in accordance with Israeli law), defined contribution tax-qualified pension savings, and disability insurance premiums. An advanced study fund is a savings fund of pre-tax contributions to be used after a specified period of time for educational or other permitted purposes.

We also provide certain perquisites to our executive officers and selected managers. The following table generally illustrates the perquisites we do and do not provide and identifies those employees who may be eligible to receive them.

Perquisite	Certain Executive Officers	Certain Managers	Full-time Employees
Automobile allowance or company car(1)	✓	✓	(1)
Financial and tax planning services	×	×	×
Country club memberships	×	×	×
Dwellings for personal use(2)	×	×	×
Security services	×	×	×
Driver services	×	×	×
Loan forgiveness	×	×	×

✓ Offered     × Not Offered

(1)	We provide car allowances or company cars only to a small number of executives, except in Israel, where it is customary to provide a company car for employees at senior levels and above.
(2)	We do not provide dwellings for personal use other than for temporary job relocation housing.

Compensation Benchmarking and Peer Group

The Committee periodically compares base salary and incentive compensation programs for our executive officers with those of other leading IT services companies and leading industrial companies to ensure that they are appropriate to our objectives. The Committee exercises judgment and discretion in the information it reviews and the analyses it considers.

Comparisons of total compensation for individual executive officers are made within the IT services industry by reference to peer companies through informal compensation surveys available to the Committee. The Committee also considers broader industry information that it judges to be appropriate, including country-specific information.

The Committee ensures that compensation for all members of executive management is awarded based on each individual’s personal performance as well as on the overall performance of Ness.

Compensation of the Chief Executive Officer

The compensation of our chief executive officer is determined periodically by the Committee, taking into account the terms of his existing employment agreement. The chief executive officer does not participate in any decisions regarding his own compensation.

The 2007 compensation of our chief executive officer, Mr. Gerlitz, who assumed that position on March 16, 2007, was based on a variety of factors including those described above, our contractual obligations, a comparison of the compensation of the chief executive officers of comparable companies in the IT services industry and Mr. Gerlitz’s involvement in leading us toward the achievement of our business objectives, including the achievement of specific goals set for Mr. Gerlitz by our board of directors.

The 2007 compensation of our former chief executive officer, Mr. Zoller, who served in that position through March 16, 2007, was based on a variety of factors including those described above, our contractual obligations, a comparison of the compensation of the chief executive officers of comparable companies in the IT services industry and Mr. Zoller’s involvement in leading us toward the achievement of our business objectives, including the achievement of specific goals set for Mr. Zoller by our board of directors.

The Committee believes that the compensation of the chief executive officer, including compensation derived from annual cash incentives, bonuses and stock options, is within the range of compensation paid to comparable industry executives.

Policies with Respect to Equity Compensation Awards

We periodically grant stock option awards to executives, managers or other senior employees. Typically options are granted for all eligible employees on the same date. In addition, we may grant options in connection with an executive’s hiring or assumption of a new position. The grant date in these situations will vary throughout the year as a consequence of different hiring or promotion dates. Options are granted at or above the market value on the grant date, and the grant dates are not selected or manipulated to achieve favorable exercise prices.

Stock options provide for potential appreciation in stock price from the date that the option is granted to the date that the option is exercised. Under some of our stockholder-approved stock option plans, we may grant stock options at a discount to fair market value, although we have not exercised this right. We do not grant stock options with a so-called “reload” feature, nor do we loan funds to employees to enable them to exercise stock options. Our long-term performance ultimately determines the value of stock options, since gains from stock option exercises are entirely dependent on the long-term appreciation of our stock price.

The size of each individual stock option grant is based on the position and performance of the employee receiving the grant. Options may be granted under any of several active stock option plans, some containing provisions specific to Israeli employees, others designed for United States and other employees. All option grants are determined by or approved by the Committee.

Historically, stock options, once granted, vested based on continuing service requirements, rather than upon the achievement of performance goals. Typically our stock option awards vested in three equal parts over three years, although we have granted stock options with varying vesting schedules from time to time. In

2005, we granted some stock options which were fully vested at grant. Beginning in 2007, we also granted some stock options that include performance-based vesting criteria.

Employment Agreements

It is our policy to have written employment agreements with all our employees. These agreements set forth the terms under which each employee is employed, including position, duties, term of employment, compensation, ownership of developments, the employee’s obligations to us and our obligations to the employee. Employee obligations generally include non-disclosure of confidential information, non-solicitation of employees, non-competition and sufficient notice of intent to resign or non-renewal of the agreement. Our obligations generally provide for notice, or pay in lieu of notice, in case of termination other than for cause.

For executive officers and certain managers, the employment agreements may also contain provisions for stock options to be granted by us, perquisites to be received by the employee, extended termination notice periods, and severance payments following change-of-control events or constructive termination. Furthermore, our stock option plans permit our board of directors to accelerate the vesting of previously granted but unvested stock options in connection with a change-of-control event.

We have filed the agreements for our named executive officers and our stock option plans with the SEC.

THE STOCK OPTION AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Stock Option and Compensation Committee of the Board (the “Committee”) approves equity-based compensation for the company, reviews and approves compensation for our executive officers, including the named executive officers, and sets compensation for our chief executive officer. A copy of the Stock Option and Compensation Committee Charter is available on our web site at investor.ness.com under the heading “Corporate Governance Highlights.”

The members of the Committee at December 31, 2007 were Dr. Kressel and Mr. Wolfson, both of whom are independent directors. The Committee met seven times during fiscal 2007, and each committee member attended all meetings. The Committee may utilize outside consultants from time to time during the year.

The Committee has furnished the following report on executive compensation for fiscal 2007.

Compensation Committee Report

The Committee has reviewed and discussed with management the preceding “Compensation Discussion and Analysis” beginning on page 24 of this proxy statement. Based on the review and discussion, the Committee has recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Stock Option and Compensation Committee

Dr. Henry Kressel, Chairperson
Morris Wolfson

Compensation Committee Interlocks and Insider Participation

Our stock option and compensation committee consists of Dr. Kressel and Mr. Wolfson. Except as set forth in “Interest of Certain Persons in Matters to be Acted Upon” on page 23 and “Director Compensation” on page 40, none of such directors was a party to any transaction with Ness which requires disclosure under Item 402(j) of Regulation S-K.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation

The following table sets forth information with respect to compensation earned by our chief executive officer, chief financial officer, our other three most highly compensated executive officers, our former chief executive officer and our former chief financial officer for each of the last two years. We refer to these executive officers as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Sachi Gerlitz(1) President and Chief Executive Officer	2007	368,811	—	—	163,175	125,000	—	246,404	903,391
	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Ofer Segev(1) Chief Financial Officer and EVP	2007	177,438	50,000	—	76,023	100,000	—	26,877	430,338
	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Shachar Efal President, Ness Israel	2007	225,225	35,000	—	54,463	189,650	—	143,116	647,454
	2006	208,256	50,000	—	1,968	—	—	51,074	311,298

Ivan Hruška President, Ness Europe	2007	305,061	104,279	—	64,761	221,657	—	16,740	712,499
	2006	249,594	—	—	1,057	83,198	—	13,997	347,845

Shashank Samant President, Ness North America	2007	240,000	105,000	—	64,999	173,125	—	10,593	593,717
	2006	240,000	50,000	—	1,681	120,700	—	10,587	422,969

Raviv Zoller(1) President and Chief Executive Officer	2007	363,105	125,000	—	—	125,000	—	861,727	1,474,832
	2006	332,937	—	—	28,471	—	—	104,634	466,042

Ytzik Edelman(1) Chief Financial Officer and Deputy to the CEO	2007	132,206	—	—	73,959	—	—	688,089	894,254
	2006	237,335	—	—	162,535	—	—	69,354	469,224

(1)	Mr. Gerlitz assumed the position of president and chief executive officer on March 16, 2007, replacing Mr. Zoller, who served as president and chief executive officer through that date. Mr. Segev assumed the position of chief financial officer and executive vice president on April 1, 2007, replacing Mr. Edelman, who served as chief financial officer and deputy to the CEO through that date.
(2)	Includes the items identified below:

All Other Compensation	Year	Mr. Gerlitz ($)	Mr. Segev ($)	Mr. Efal ($)	Mr. Hruška ($)	Mr. Samant ($)	Mr. Zoller ($)	Mr. Edelman ($)
Severance payments	2007	—	—	—	—	—	750,000	623,343
	2006	N/A	N/A	—	—	—	—	—
Sign-on bonuses	2007	175,000	—	—	—	—	—	—
	2006	N/A	N/A	—	—	—	—	—
Retention bonuses	2007	—	—	90,000	—	—	—	—
	2006	N/A	N/A	—	—	—	—	—
Personal use of company car(3)	2007	9,319	2,856	8,991	12,642	—	11,312	12,928
	2006	N/A	N/A	8,430	11,355	—	10,354	10,834
Personal use of company cell phone(4)	2007	3,799	640	1,642	1,080	—	4,859	1,437
	2006	N/A	N/A	2,316	720	—	3,209	2,420

All Other Compensation		Year	Mr. Gerlitz ($)	Mr. Segev ($)	Mr. Efal ($)	Mr. Hruška ($)	Mr. Samant ($)	Mr. Zoller ($)	Mr. Edelman ($)
Contributions to manager’s insurance (retirement)		2007	4,401	4,398	7,515	—	—	16,799	6,500
		2006	N/A	N/A	6,768	—	—	15,499	5,303
Contributions to manager’s insurance (severance)		2007	27,884	7,326	17,511	—	—	27,988	11,540
		2006	N/A	N/A	16,156	—	—	25,822	17,728
Contributions to advanced study fund		2007	3,441	1,434	3,441	—	—	3,441	3,441
		2006	N/A	N/A	3,174	—	—	3,174	3,174
Premiums for health insurance		2007	121	4,788	120	2,518	6,057	120	125
		2006	N/A	N/A	112	1,200	5,956	16	16
Premiums for life insurance		2007	—	—	—	—	245	—	—
		2006	N/A	N/A	—	—	332	—	—
Premiums for disability insurance		2007	9,400	440	1,046	—	540	1,638	1,503
		2006	N/A	N/A	2,103	—	700	1,551	1,363
Recreational allowance		2007	380	161	1,006	—	—	542	464
		2006	N/A	N/A	1,106	—	—	500	607
Cost of living allowance		2007	—	—	—	—	3,750	—	—
		2006	N/A	N/A	—	—	3,600	—	—
Tax gross-up for excess contributions to advanced study fund re-characterized as ordinary income	*	2007	—	—	—	—	—	20,456	8,203
		2006	N/A	N/A	—	—	—	19,464	12,603

Tax gross-up for excess contributions to manager’s insurance (retirement) re-characterized as ordinary income	*	2007	—	—	—	—	—	9,988	—
		2006	N/A	N/A	—	—	—	11,069	—

Tax gross-up for imputed income from personal use of a company car	*	2007	10,870	3,369	10,849	—	—	13,044	16,554
		2006	N/A	N/A	9,964	—	—	12,553	12,553

Tax gross-up for imputed income from meal allowances	*	2007	—	—	—	—	—	—	656
		2006	N/A	N/A	—	—	—	—	1,331
Tax gross-up for imputed income related to a holiday gift	*	2007	126	27	126	—	—	101	160
		2006	N/A	N/A	69	—	—	69	69
All other perquisites	*	2007	1,663	1,439	869	500	—	1,439	1,234
		2006	N/A	N/A	876	722	—	1,354	1,354

*	Indicates a perquisite
(3)	Assumes that the company car was used for personal use 30% of the time.
(4)	Assumes that the cell phone was used for personal use 30% of the time.

Grants of Plan-Based Awards

The following table sets forth certain information regarding stock option and non-equity incentive plan grants made to the named executive officers during the year ended December 31, 2007.

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant-Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Sachi Gerlitz	16-Mar-07	—	—	—	—	—	—	—	250,000	13.00	817,500
Ofer Segev	16-Mar-07	—	—	—	—	—	—	—	100,000	13.00	327,000
	28-Aug-07	—	—	—	—	—	—	—	50,000	12.00	94,284
Shachar Efal	4-Jan-07	—	—	—	—	—	—	—	32,000	14.27	85,708
	28-Aug-07	—	—	—	—	—	—	—	100,000	12.00	188,567
Ivan Hruška	4-Jan-07	—	—	—	—	—	—	—	42,000	14.27	112,491
	28-Aug-07	—	—	—	—	—	—	—	100,000	12.00	188,567
Shashank Samant	4-Jan-07	—	—	—	—	—	—	—	42,000	14.27	112,491
	28-Aug-07	—	—	—	—	—	—	—	100,000	12.00	188,567
Sachi Gerlitz	16-Mar-07	—	225,000	250,000	—	—	—	—	—	—	—
Ofer Segev	1-Apr-07	—	90,000	100,000	—	—	—	—	—	—	—
Shachar Efal	11-Jan-07	—	180,000	200,000	—	—	—	—	—	—	—
Ivan Hruška	11-Jan-07	—	184,685	205,205	—	—	—	—	—	—	—
Shashank Samant	11-Jan-07	—	225,000	250,000	—	—	—	—	—	—	—

(1)	The business objectives and potential payouts of the non-equity incentive plans for each named executive are specified in his employment contract, each of which is based on achieving specified elements of our internal budget plan for the relevant year. Our 2007 internal budget was initially approved on January 11, 2007, and we deem this to be the grant date for these awards, except for Mr. Gerlitz and Mr. Segev, for whom we deem the grant dates to be the dates on which they assumed their positions as chief executive officer and chief financial officer, respectively. The employment contracts in effect for the 2007 non-equity incentive plan award cycle for Mr. Gerlitz, Mr. Segev, Mr. Efal, Mr. Hruška and Mr. Samant were dated March 12, 2007, March 12, 2007, August 10, 2005, January 29, 2004 and March 13, 2006, respectively.

Employment Arrangements

We enter into written employment agreements with our executive officers outlining the terms of their employment at Ness, including compensation parameters. The current salaries and annual cash incentive compensation targets for our named executives are disclosed below. For more detail on how annual cash incentive compensation is awarded, see “Annual Cash Incentive Compensation” on page 24.

Sachi Gerlitz

On March 12, 2007, we entered into an employment agreement with Issachar (Sachi) Gerlitz. Mr. Gerlitz began his employment on January 8, 2007 and, on March 16, 2007, assumed the role of president and chief executive officer. The current term of the agreement expires on December 31, 2009 but is automatically extended for successive one-year periods, unless terminated by either party giving written notice no later than six months prior to the expiration of the then existing term. Mr. Gerlitz’s annual base salary for 2008, approved by the Stock Option and Compensation Committee, which is denominated in New Israeli Shekels, or NIS, is approximately $407,453 and he is eligible to receive annual cash incentive compensation of up to approximately $353,347, based on the dollar to NIS exchange rate of April 9, 2008. According to the terms of the agreement, Mr. Gerlitz received a sign-on bonus equivalent to $175,000 upon completion of seven months as CEO. We may terminate the agreement by providing Mr. Gerlitz with six months of prior written notice during his first year of employment, nine months in his second year or twelve months in his third year and thereafter. Mr. Gerlitz may terminate the agreement by providing us with six months of prior written notice.

However, we may terminate Mr. Gerlitz for cause immediately if convicted of committing a felony. Except for termination by us for serious misconduct, Mr. Gerlitz will be entitled to all amounts deposited in his favor in pension funds, including payments made for severance pay. The agreement also contains customary assignment of rights, confidentiality, non-competition and non-solicitation provisions. The non-competition and non-solicitation provisions apply during Mr. Gerlitz’s employment and for one year thereafter.

On March 16, 2007, pursuant to the terms of the employment agreement, we granted Mr. Gerlitz options to buy 250,000 shares of our common stock at an exercise price of $13.00, the closing price on the Nasdaq Stock Market on the prior day. The options vest in three equal parts over the succeeding three years, and will expire on December 31, 2011. In the event of a change in control, the vesting dates of Mr. Gerlitz’s unvested options under this grant will be accelerated.

Ofer Segev

On March 12, 2007, we entered into an employment agreement with Ofer Segev. Mr. Segev began his employment on March 1, 2007 and, on April 1, 2007, assumed the role of chief financial officer and executive vice president. The current term of the agreement expires on December 31, 2009 but is automatically extended for successive one-year periods, unless terminated by either party giving written notice no later than six months prior to the expiration of the then existing term. Mr. Segev’s annual base salary for 2008, approved by the Stock Option and Compensation Committee, which is denominated in NIS, is approximately $263,635 and, as determined by our chief executive officer and subject to the discretion of the Stock Option and Compensation Committee, he is eligible to receive annual cash incentive compensation of up to approximately $263,635, based on the dollar to NIS exchange rate of April 8, 2008. We may terminate the agreement by providing Mr. Segev with six months of prior written notice during his first year of employment or nine months in his second year and thereafter. Mr. Segev may terminate the agreement by providing us with six months of prior written notice. However, we may terminate Mr. Segev for cause immediately if convicted of committing a felony. Except for termination by us for serious misconduct, Mr. Segev will be entitled to all amounts deposited in his favor in pension funds, including payments made for severance pay. The agreement also contains customary assignment of rights, confidentiality, non-competition and non-solicitation provisions. The non-competition and non-solicitation provisions apply during Mr. Segev’s employment and for one year thereafter.

On March 16, 2007, pursuant to the terms of the employment agreement, we granted Mr. Segev options to buy 100,000 shares of our common stock at an exercise price of $13.00, the closing price on the Nasdaq Stock Market on the prior day. The options vest in three equal parts over the succeeding three years, and will expire on December 31, 2011. In the event of a change in control, the vesting dates of Mr. Segev’s unvested options under this grant will be accelerated.

Shachar Efal

On August 10, 2005, we entered into an employment agreement with Shachar Efal, effective as of July 1, 2005. The current term of the agreement expires on June 30, 2008, and is automatically extended for successive one year periods unless terminated as described below. Mr. Efal’s annual base salary for 2008, approved by the Stock Option and Compensation Committee, which is denominated in NIS, is approximately $280,112 and, based on achievement of certain goals relating to the performance of his business unit, the company and himself, he is eligible to receive annual cash incentive compensation of up to approximately $274,620, based on the dollar to NIS exchange rate of April 8, 2008. We may terminate Mr. Efal’s employment by providing three months prior notice and Mr. Efal may terminate his employment by providing us with three months prior notice. If we terminate Mr. Efal’s employment other than for cause, Mr. Efal will be entitled to his base salary through the date of termination and for six months thereafter and to all amounts deposited in his favor in pension funds, including payments made for severance pay. If Mr. Efal terminates his employment other than for cause, Mr. Efal will be entitled to his base salary through the date of termination and, at the discretion of our chief executive officer, for up to three months thereafter and to all amounts deposited in his favor in pension funds, including payments made for severance pay. However, if Mr. Efal is terminated for cause or resigns in such situation, Mr. Efal will not be entitled to receive any base salary after the date his employment ceases or any amount deposited on his behalf in any pension fund. The agreement also contains customary confidentiality and non-competition provisions. The non-competition provisions apply during Mr. Efal’s employment and for one year thereafter.

We entered into a bonus agreement with Mr. Efal, dated as of April 1, 2007, under the terms of which Mr. Efal received a special retention bonus of approximately $90,000, based on the dollar to NIS exchange rate of May 1, 2007, in return for his commitment not to resign before December 31, 2009. If Mr. Efal resigns before that date, he is required to return a pro rata portion of the special retention bonus according to his termination date.

Ivan Hruška

We entered into an employment contract with Mr. Hruška, dated December 29, 2006, replacing the previous employment contract with him. Mr. Hruška may be deemed to be an employee-at-will because his agreement does not specify a term of employment. Mr. Hruška’s annual base salary for 2008, approved by the Stock Option and Compensation Committee, which is denominated in Slovak Koruna, or SKK, is approximately $430,638 and, based on achievement of certain goals relating to the performance of his business unit and the company, he is eligible to receive annual cash incentive compensation of up to approximately $319,350, based on the dollar to SKK exchange rate of April 8, 2008. Either party may terminate the agreement by giving six months’ prior written notice to the other party. The agreement also contains customary assignment of rights, confidentiality, non-competition and non-solicitation provisions. The non-competition and non-solicitation provisions apply during Mr. Hruška’s employment and for six months and one year thereafter, respectively.

Shashank Samant

Upon the acquisition of Apar Holding Corp., we assumed the employment agreement between Apar and Mr. Samant. On March 13, 2006, we amended our employment agreement with Mr. Samant, effective as of January 1, 2006. Mr. Samant may be deemed to be an employee-at-will because his agreement does not specify a term of employment. Mr. Samant’s annual base salary for 2008, approved by the Stock Option and Compensation Committee, is $250,000 and, based on achievement of certain goals relating to the performance of his business unit and the company, he is eligible to receive annual cash incentive compensation of up to $300,000. Either party may terminate the agreement at any time by providing the other party with fifteen days’ prior written notice, and we may terminate Mr. Samant without notice in the event of misconduct or non-performance. Upon termination by the Company, Mr. Samant will be entitled to his base salary through the date of termination, and, except in the case of termination for cause, to nine months of severance pay. In the event of resignation “for good reason,” Mr. Samant will be entitled to 75% of the annual cash incentive compensation otherwise due; and in the event of an otherwise voluntary resignation, 50% of the annual cash incentive compensation otherwise due. The agreement also contains customary confidentiality and non-solicitation provisions. The non-solicitation of employees provision applies during Mr. Samant’s employment and for one year thereafter.

Raviv Zoller

We and our subsidiary, Ness Technologies Israel Ltd., entered into an amended and restated employment agreement with Mr. Zoller, effective as of June 1, 2001 as amended effective January 1, 2006. In December 2006, Mr. Zoller advised us of his intention to resign from the position of president and chief executive officer, and he vacated that office on March 16, 2007.

Mr. Zoller’s annual base salary for 2007, which was denominated in New Israeli Shekels, or NIS, was approximately $328,083 based on the dollar to NIS exchange rate of March 16, 2007 and he was eligible to receive annual cash incentive compensation ranging from $125,000 to $250,000. The agreement contained customary assignment of rights, confidentiality, non-competition and non-solicitation provisions. The non-competition and non-solicitation provisions were to apply during Mr. Zoller’s employment and for two years thereafter.

On March 12, 2007, we entered into a separation and release agreement with Mr. Zoller. Under the terms of the agreement, Mr. Zoller provided consulting services as requested by us through September 15, 2007 and continued to serve as a member of the board of directors until the 2007 meeting of stockholders. In line with the terms of Mr. Zoller’s employment agreement, he continued to receive his salary, benefits and minimum cash incentive compensation until March 15, 2008; and, according to the terms of the separation and release agreement, he received a one-time payment equal to $750,000 on the date when his board membership terminated. In consideration of these benefits, Mr. Zoller’s non-competition term was extended by an additional twelve months and he released us from any claims other than those that would result from our breach of the separation and release agreement. In addition, Mr. Zoller received a special bonus of $125,000 for his role in fourth quarter 2006 knowledge transfer transaction in our TSG segment.

Ytzhak Edelman

We entered into an employment agreement with Mr. Edelman as of April 21, 2005, which was effective upon Mr. Edelman’s becoming our chief financial officer and executive vice president on June 1, 2005. In January 2007, Mr. Edelman advised us of his intention to resign from the company, and he vacated his position on April 1, 2007.

Mr. Edelman’s annual base salary for 2007, which was denominated in NIS, was approximately $231,047 based on the dollar to NIS exchange rate of March 31, 2007 and he was entitled to annual cash incentive compensation equal to 90% to 95% of the annual cash incentive compensation of our chief executive officer, subject to the discretion of the Stock Option and Compensation Committee. The agreement contained customary confidentiality, non-solicitation and non-competition provisions. The non-competition provisions were to apply during Mr. Edelman’s employment and for one year thereafter.

On June 28, 2007, we entered into a termination of employment agreement with Mr. Edelman. Under the terms of the agreement, Mr. Edelman must provide consulting services as requested by us through September 30, 2008. In line with the terms of Mr. Edelman’s employment agreement, he will continue to receive a salary and benefits until September 30, 2008. According to the terms of the termination of employment agreement, the salary received by Mr. Edelman was reduced to approximately $92,193 based on the dollar to NIS exchange rate of May 1, 2007 and he received a lump-sum severance payment of approximately $400,965 and a lump-sum non-competition payment of approximately $222,378, based on the dollar to NIS exchange rate of August 9, 2007. In consideration of these benefits, Mr. Edelman’s non-competition term was extended by an additional six months and he released us from any claims other than those that would result from our breach of the termination of employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards held by the named executive officers as of December 31, 2007. All of the options held as of this date were fully vested, except as noted.

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(5)	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares of Units of Stock that Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Sachi Gerlitz	83,333	166,667	(1)	—	13.00	31-Dec-11	—	—	—	—
Ofer Segev	33,333	66,667	(1)	—	13.00	31-Dec-11	—	—	—	—
	—	50,000	(2)	—	12.00	27-Aug-12	—	—	—	—
Shachar Efal	8,992	—		—	8.47	31-Dec-08	—	—	—	—
	6,676	—		—	11.82	31-Dec-10	—	—	—	—
	—	32,000	(3)	—	14.27	30-Jun-10	—	—	—	—
	—	100,000	(2)	—	12.00	27-Aug-12	—	—	—	—
Ivan Hruška	25,176	—		—	11.82	31-Dec-10	—	—	—	—
	21,579	—		—	8.47	31-Dec-08	—	—	—	—
	3,872	—		—	8.47	31-Dec-08	—	—	—	—
	2,919	—		—	8.90	31-Dec-08	—	—	—	—
	14,790	—		—	8.90	31-Dec-08	—	—	—	—
	20,000	—		—	11.82	31-Dec-10	—	—	—	—
	—	42,000	(3)	—	14.27	30-Jun-10	—	—	—	—
	—	100,000	(2)	—	12.00	27-Aug-12	—	—	—	—
Shashank Samant	10,790	—		—	11.82	31-Dec-10	—	—	—	—
	1,619	—		—	8.47	31-Dec-10	—	—	—	—
	20,000	—		—	11.82	31-Dec-10	—	—	—	—
	—	42,000	(3)	—	14.27	30-Jun-10	—	—	—	—
	—	100,000	(2)	—	12.00	27-Aug-12	—	—	—	—
Raviv Zoller	179,825	—		—	11.82	31-Dec-08	—	—	—	—
	150,000	—		—	11.82	31-Dec-08	—	—	—	—
Ytzhak Edelman	41,667	41,667	(4)	—	10.12	31-Dec-08	—	—	—	—

(1)	These options were granted on March 16, 2007. One third of the granted options vested on March 16, 2008, one third will vest on March 16, 2009 and one third will vest on March 16, 2010.
(2)	These options were granted on July 1, 2003. One third of the granted options will vest on August 28, 2008, one third will vest on August 28, 2009 and one third will vest on August 28, 2010.
(3)	These options were granted on January 4, 2007. Two thirds of the granted options will vest on April 1, 2009 and one third will vest on April 1, 2010, subject to certain performance criteria.From April 1, 2010 to April 30, 2010, the grantees have the right to redeem any vested unexercised options outstanding on April 1, 2010 at the price of $4.50 per share.
(4)	These options were granted on June 1, 2005. One third of the granted options vested on June 1, 2006, one third vested on June 1, 2007 and one third will vest on June 1, 2008.
(5)	The option expiration dates for Mr. Zoller’s and Mr. Edelman’s outstanding options were changed from December 31, 2010 to December 31, 2008 in connection with the termination of their employment.

Option Exercises and Stock Vested

The following table sets forth certain information regarding stock options exercised and stock awards vested by the named executive officers in 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sachi Gerlitz	—	—	—	—
Ofer Segev	—	—	—	—
Shachar Efal	—	—	—	—
Ivan Hruška	—	—	—	—
Shashank Samant	—	—	—	—
Raviv Zoller	100,856	433,756	—	—
Ytzhak Edelman	—	—	—	—

Pension Benefits

We do not provide a defined benefit pension plan for our employees.

Nonqualified Deferred Compensation

None of our named executives participated in a nonqualified deferred compensation plan in 2007.

Potential Payments Upon Termination or Change-in-Control

The following table provides sets forth information regarding the estimated payments that each named executive officer would receive upon a termination or change in control of the company, assuming that the triggering event occurred on December 31, 2007.

Type of Event	Voluntary Resignation	Termination for Cause	Termination Not for Cause	Constructive Termination	Retirement	Death	Disability	Change in Control of the Company
Sachi Gerlitz
Accumulated and unused leave	27,096	27,096	27,096	27,096	27,096	27,096	27,096	27,096
Severance payment, paid over time(1)	251,520	—	251,520	251,520	251,520	—	251,520	251,520
Pension plan payments(2)	57,987	—	57,987	57,987	57,987	57,987	57,987	57,987
Pro-rata annual cash incentive payment	112,500	—	112,500	112,500	112,500	112,500	112,500	112,500
Value of accelerated options	—	—	—	—	—	—	—	—
Ofer Segev
Accumulated and unused leave	7,830	7,830	7,830	7,830	7,830	7,830	7,830	7,830
Severance payment, paid over time(1)	151,995	—	151,995	151,995	151,995	—	151,995	151,995
Pension plan payments(2)	7,926	—	7,926	7,926	7,926	7,926	7,926	7,926
Pro-rata annual cash incentive payment	45,000	—	45,000	45,000	45,000	45,000	45,000	45,000
Value of accelerated options	—	—	—	—	—	—	—	—
Shachar Efal
Accumulated and unused leave	12,617	12,617	12,617	12,617	12,617	12,617	12,617	12,617
Severance payment, paid over time(1)	153,514	—	230,271	230,271	153,514	—	153,514	153,514
Pension plan payments(2)	256,541	—	256,541	256,541	256,541	256,541	256,541	256,541
Pro-rata annual cash incentive payment	90,000	—	90,000	90,000	90,000	90,000	90,000	90,000

Type of Event	Voluntary Resignation	Termination for Cause	Termination Not for Cause	Constructive Termination	Retirement	Death	Disability	Change in Control of the Company
Ivan Hruška
Accumulated and unused leave	83,000	83,000	83,000	83,000	83,000	83,000	83,000	83,000
Severance payment, paid over time(1)	160,900	—	160,900	160,900	160,900	—	160,900	160,900
Pro-rata annual cash incentive payment	119,711	—	119,711	119,711	119,711	119,711	119,711	119,711
Shashank Samant
Accumulated and unused leave	36,923	36,923	36,923	36,923	36,923	36,923	36,923	36,923
Severance payment, paid over time(1)	10,441	—	187,945	187,945	—	—	—	—
Raviv Zoller(3)
Accumulated and unused leave	162,016	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Severance payment, paid over time(1)	480,954	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Pension plan payments(2)	431,930	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Pro-rata annual cash incentive payment(4)	125,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Lump sum payment(5)	750,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Discretionary bonus(6)	125,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Ytzhak Edelman(3)
Accumulated and unused leave	6,751	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Severance payment, paid over time(1)	230,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Pension plan payments(2)	55,361	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Lump sum payment(7)	623,343	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Computed as the sum of salary, benefits and perquisites that the executive would have received had he remained in his position through the end of his severance period, to be paid via the company’s payroll process through said date. These benefits and perquisites will be, to the best of our ability to currently estimate, in proportion to the benefits and perquisites described in the footnote to the “All Other Compensation” column of the Summary Compensation Table for the executive.
(2)	Represents deposits to pension programs earmarked as retirement pay and severance pay.
(3)	For Mr. Zoller and Mr. Edelman, information is provided only for their actual triggering events, dated March 16, 2007 and April 1, 2007, respectively.
(4)	Mr. Zoller received a minimum annual cash incentive compensation of $125,000 for 2007.
(5)	Mr. Zoller received a one-time payment of $750,000 when his board membership terminated.
(6)	Mr. Zoller received a special bonus of $125,000 for his role in the fourth quarter 2006 knowledge transfer transaction in our TSG segment.
(7)	Mr. Edelman received a lump-sum severance payment of approximately $400,965 and a lump-sum non-competition payment of approximately $222,378.

The following table provides sets forth information regarding the continuing obligations that each named executive officer would have upon a termination or change in control of the company.

Type of Event	Mr. Gerlitz ($)	Mr. Segev ($)	Mr. Efal ($)	Mr. Hruška ($)	Mr. Samant ($)	Mr. Zoller ($)	Mr. Edelman ($)
Term of certain obligations from event date:
Confidentiality obligation	3 years	3 years	Unlimited	3 years	Unlimited	Unlimited	3 years
Non-compete obligation	1 year	1 year	1 year	6 months	Not stated	3 years	1½ years
Non-solicitation obligation	1 year	1 year	1 year	1 year	1 year	3 years	1 year
Non-disparagement obligation	Not stated	Not stated	Not stated	Not stated	Not stated	Not stated	Not stated

Director Compensation

The following table sets forth information with respect to compensation earned by or awarded to each non-employee director who served on our board of directors during the year ended December 31, 2007. Directors who are employees are not compensated for their services.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Aharon Fogel	—	—	79,216	—	—	248,555	327,771
Dr. Henry Kressel	—	—	—	—	—	—	—
Morris Wolfson	—	—	—	—	—	—	—
Dr. Satyam Cherukuri	29,200	—	12,359	—	—	—	41,559
Dan S. Suesskind	27,200	—	12,359	—	—	—	39,559
Dr. Kenneth A. Pickar	28,400	—	12,359	—	—	—	40,759

(1)	During 2007, we extended the expiration dates of Mr. Fogel’s options to purchase 170,709 of our common shares from February 28, 2007 to February 29, 2008, and the incremental value of the extension pursuant to SFAS 123(R) is set forth above. For the other directors, the figures given are the SFAS 123(R) expenses, if any, attributable to vesting of options granted in prior years.
(2)	For Mr. Fogel, consists of $246,729 in compensation for consulting services, $1,217 in personal use of a company cell phone and $608 in perquisites.

Each of our independent directors receives options to purchase 15,000 shares of our common stock upon election to our board of directors and a $15,000 annual retainer. In addition, they receive $5,000 annually for service on our Audit Committee, $1,200 for each board or committee meeting attended in person, $800 for each board or committee meeting attended via telephone, and $400 for participation in each purely telephonic board or committee meeting. We may also grant stock options to these directors from time to time, at or above market price, as an additional performance incentive.

Except as described below with respect to Mr. Fogel, all other members of our board of directors do not receive any compensation for serving as directors or members of committees. All members of our board of directors are eligible for reimbursement for their reasonable expenses incurred in connection with attendance at meetings of the board of directors and its committees.

On January 4, 2007, before the stock market opened, we granted options to purchase 12,000 shares of our common stock to each of Mr. Suesskind, Dr. Pickar and Dr. Cherukuri at an exercise price equal to the closing price on the Nasdaq Global Market the prior business day, or $14.27. These options will vest and become exercisable with respect to 66.67% of the underlying shares on April 1, 2009 and with respect to the remaining 33.33% of the underlying shares on April 1, 2010. From April 1, 2010 to April 30, 2010, the grantees have the right to redeem any vested unexercised options outstanding on April 1, 2010 at the price of $4.50 per share. These options, if not previously exercised or redeemed, will expire on June 30, 2010.

On November 6, 2007, we granted options to purchase 15,000 shares of our common stock to each of Mr. Suesskind, Dr. Pickar and Dr. Cherukuri at an exercise price of $12.00, above the closing price on the Nasdaq Stock Market the prior business day. These options will vest and become exercisable with respect to 33.33% of the underlying shares on June 6, 2008, with respect to 33.33% of the underlying shares on June 6, 2009 and with respect to the remaining underlying shares on June 6, 2010. To the extent not exercised, these options will expire on June 6, 2013.

We entered into an agreement with Mr. Fogel, our chairman of the board, on August 1, 1999 and amendments to such agreement as of May 31, 2001 and May 8, 2006. The current term expires on July 31, 2008 and is automatically extended for successive one-year periods, unless terminated by either party by providing written notice at least twelve months prior to the expiration of the then existing term. Mr. Fogel is required to devote at least 50% of his time and efforts to the performance of his duties for us. Mr. Fogel’s annual base compensation is currently $144,000, and he is eligible to receive an annual bonus, subject to board approval, of up to 40% of the cash incentive compensation awarded to our chief executive officer. Mr. Fogel has received options to purchase 488,192 shares of our common stock at an exercise price of $0.58 per share (for 86,316 shares), $8.47 (for 279,946) and $11.82 (for 121,930), all of which are currently vested. During 2007, we extended the expiration dates of Mr. Fogel’s options to purchase 170,709 of our common shares from February 28, 2007 to February 29, 2008; and on February 18, 2008 we further extended the expiration dates of these options to August 31, 2008. We may terminate Mr. Fogel for cause, as defined in the agreement, immediately or for any other reason upon twelve months’ prior written notice. In the event of termination for cause, Mr. Fogel will be entitled to his base annual base compensation through the termination date. However, if the agreement is terminated for any other reason by either party, Mr. Fogel will be entitled to receive his base annual base compensation and all amounts deposited in his favor in any pension funds, including payments made for severance pay. The agreement also contains customary confidentiality, non-competition and non-solicitation provisions. The non-competition and non-solicitation provisions apply during the term of the agreement and for one year thereafter.

Equity Compensation Plan Information

The following table provides information as of December 31, 2007 about the common stock that may be issued upon exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2007.

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance (Excluding Securities Reflected in 1st Column)
Equity compensation plans approved by security holders	5,236,415	11.90	823,251
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	5,236,415	11.90	823,251

(1)	The number of shares is subject to adjustments in the event of stock splits and other similar events.

INDEPENDENT PUBLIC ACCOUNTANTS

The following table describes fees for professional audit services rendered by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (“E&Y”), an independent registered accounting firm, our principal accountant, for the audit of our annual financial statements for the years ended December 31, 2006 and December 31, 2007, and fees billed for other services rendered by Kost Forer Gabbay & Kasierer and other E&Y affiliates during those periods.

Type of Fee	2006	2007
	(In Thousands)
Audit fees(1)	$1,400	$1,562
Audit related fees(2)	80	—
Tax fees(3)	218	421
All other fees	—	—
Total	$1,698	$1,983

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings, including audits of Sarbanes-Oxley compliance.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to audits of employee benefit plans and accounting consultations.
(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services.

Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Pursuant to its charter, the Audit Committee is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between us and our independent auditors. Kost Forer Gabbay & Kasierer`s engagement to conduct our audit was approved by the Audit Committee on July 26, 2007. Additionally, each permissible non-audit engagement or relationship between Ness and Kost Forer Gabbay & Kasierer or other E&Y affiliates entered into since July 26, 2007 has been reviewed and approved by the Audit Committee, as provided in its charter.

We have been advised by Kost Forer Gabbay & Kasierer that substantially all of the work done in conjunction with its audit of our financial statements for the most recent year was performed by permanent full-time employees and partners of Kost Forer Gabbay & Kasierer or other E&Y affiliates.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The members of the Audit Committee at December 31, 2007 were Dr. Cherukuri, Dr. Pickar and Mr. Suesskind, all of whom are independent directors. The Audit Committee had four meetings during 2007. All committee members attended all meetings held during the periods when they served. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee are intended to be in accordance with applicable requirements for corporate audit committees.

A copy of the Audit Committee Charter is available on our web site at investor.ness.com under the heading “Corporate Governance Highlights.” Our independent auditors are responsible for auditing our financial statements. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee serves a broad-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee’s role does not provide any special assurances with regard to our financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

In connection with the audit of our financial statements for the year ended December 31, 2007, the Audit Committee met with representatives from Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, our independent registered public accounting firm. The Audit Committee reviewed and discussed with Kost Forer Gabbay & Kasierer our financial management and financial structure, as well as the matters relating to the audit required to be discussed by Statements on Auditing Standards 61 (“Communications with Audit Committees”) and 90 (an amendment thereto).

On March 17, 2008, the Audit Committee received from Kost Forer Gabbay & Kasierer the written disclosures and the letter regarding Kost Forer Gabbay & Kasierer’s independence required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”).

In addition, the Audit Committee reviewed and discussed with Ness management the audited financial statements relating to fiscal year ended December 31, 2007 and has discussed with Kost Forer Gabbay & Kasierer the independence of Kost Forer Gabbay & Kasierer and the matters required to be discussed by the Statement of Auditing Standards No. 61.

Based upon review and discussions described above, the Audit Committee recommended to the board of directors that the financial statements audited by Kost Forer Gabbay & Kasierer be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Audit Committee

Dr. Satyam C. Cherukuri, Chairperson
Dr. Kenneth A. Pickar
Dan S. Suesskind

OTHER MATTERS

Our board of directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

ANNEX A: AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

NESS TECHNOLOGIES, INC.

AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN
(as amended and restated April 17, 2008)

A Plan under Section 102 of the Israeli Income Tax Ordinance and the United States Internal Revenue Code of 1986

1.	Name and Purpose of the Plan.
1.1.	This plan, as amended from time to time, shall be known as the Ness Technologies Inc. 2007 Stock Incentive Plan (the “2007 Plan” or the “Plan”).
1.2.	The Plan is intended as an incentive to retain in the employ of, and as directors, consultants and advisors to Ness Technologies, Inc., a Delaware corporation (the “Company”), and its subsidiaries (including any “employing company” under Section 102(a) of the Ordinance (as defined below) and any “subsidiary” within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), collectively, the “Subsidiaries”), persons of training, experience and ability, to attract new employees, directors, consultants and advisors whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries, by granting to such persons options (the “Options”) to purchase shares of the Company’s common stock, $0.01 par value per share (the “Stock”), restricted shares of Stock (“Restricted Stock”) or restricted stock units (“RSUs”).The grant of Options, Restricted Stock or RSUs is referred to herein as an “Award.”
1.3.	Awards granted under this Plan to Israeli residents shall be granted pursuant to the Israeli Income Tax Ordinance (New Version), 1961, as amended, including the Law Amending the Income Tax Ordinance (Number 132), 2002 (the “Ordinance”) and any regulations, rules or orders or procedures promulgated thereunder (the “Rules”).
1.4.	The Company intends that the Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. Further, the Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Code with respect to those Options for which qualification for such exception is intended. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Section 1.
2.	Administration of the Plan.
2.1.	The Board of Directors of the Company (the “Board”) shall appoint and maintain as administrator of the Plan a Committee (the “Committee”) consisting of two or more directors who are “Non-Employee Directors” (as such term is defined in Rule 16b-3 of the Exchange Act) and “Outside Directors” (as such term is defined in Section 162(m) of the Code), which shall serve at the pleasure of the Board. The Committee, subject to Sections 4 and 8 hereof, shall have full power and authority to designate recipients of Awards, and to determine the terms and conditions of the applicable Option or Restricted Stock or RSU agreements (each, an “Award Agreement” and, together, the “Award Agreements”) (which need not be identical), including the vesting schedule of the Options, Restricted Stock or RSUs, which may be performance based (the “Vesting Schedule”), to interpret the provisions and supervise the administration of the Plan, to accelerate the right to exercise, in whole or in part, any previously granted Option, to grant new options in exchange for existing Options and to determine whether an Award has been earned (if performance requirements must be satisfied).

2.2.	Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Awards granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Awards granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Awards.
2.3.	Subject to the Company’s certificate of incorporation, as amended, and bylaws, as amended, the act or determination of a majority of the members of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if such decision had been made by the Committee at a meeting duly called and held. Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.
2.4.	The Committee may delegate to one or more executive officers of the Company the authority to grant an Award under the Plan to persons eligible to receive such Awards other than an officer or director of the Company or any other person whose transactions in the Company’s Stock are subject to Section 16 of the Exchange Act (an “Insider”).
2.5.	In the event that for any reason the Committee is unable to act or if the Committee at the time of any Award or other acquisition under the Plan does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that Options granted to the Company’s Chief Executive Officer or to any of the Company’s other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.
3.	Scope of the Plan.
3.1.	Subject to the terms of Section 3.3 hereof, the total number of shares of Stock reserved and available for grant and issuance pursuant to this Plan will be 5,000,000. In addition, if shares of Stock are subject to an Award that terminates without such shares of Stock being issued, then such shares of Stock will again be available for grant and issuance under this Plan. Should any Option expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option, Restricted Stock or RSU be reduced for any reason, the shares of Stock theretofore subject to such Award may be subject to future Awards under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code.
3.2.	The Company will at all times reserve and keep available the number of shares of Stock necessary to satisfy the requirements of all Awards then outstanding under this Plan. The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unissued and that are not subject to outstanding Options or RSUs at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirement of the Plan.

3.3.	In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee’s proportionate interest shall be maintained as immediately before the occurrence of such event. Appropriate adjustments shall also be made in the case of outstanding Restricted Stock or RSUs granted under the Plan. The adjustments described above will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an Incentive Option) and Section 409A of the Code (in the case of grantees potentially subject to Section 409A of the Code).
4.	Eligibility.
4.1.	The persons eligible for participation in the Plan as recipients of Options (the “Optionees”) or Restricted Stock or RSUs (the “Grantees” and, together with Optionees, the “Participants”) shall include employees, officers and directors of, and, subject to their meeting the eligibility requirements to participate in an “employee benefit plan” as defined in Rule 405 promulgated under the Securities Act (as defined below), consultants and advisors to, the Company or any Subsidiary.
4.2.	In selecting Participants, and in determining the number of shares to be covered by each Option granted to Participants, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by the Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Participant’s length of service, promotions and potential. A Participant who has been granted an Award hereunder may be granted additional Awards if the Committee shall so determine.
5.	Options Granted Under the Ordinance.
5.1.	Options granted under Section 102 of the Ordinance (“102 Options”) may be granted only to Israeli employees and Office Holders excluding any “Controlling Holders” as such term is defined in the Ordinance. Options granted under Section 3(i) of the Ordinance (“3(i) Options”) may be granted only to consultants and to any Israeli employees or Office Holders who are Controlling Holders.
5.2.	102 Options shall be either (a) capital gains track options under Section 102(b)(2), in which income resulting from the sale of Stock underlying the Options is taxed as capital gain (“Capital Gains Options”), (b) ordinary income track options under Section 102(b)(1), in which income resulting from the sale of Stock underlying the Options is taxed as ordinary income (“Ordinary Income Options” and, together with the Capital Gains Options, the “Approved 102 Options”) or (c) options granted pursuant to Section 102(c) (“Unapproved 102 Options”).
5.3.	The Company’s election of the type of Approved 102 Options as Capital Gains Options or Ordinary Income Options granted to optionees (the “Election”), shall be appropriately filed with the Israeli Tax Authorities (the “ITA”) before the date of grant of an Approved 102 Option. Such Election shall become effective beginning the first grant of an Approved 102 Option under this Plan and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options during such period.

5.4.	Without derogating from anything to the contrary contained herein, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant of Approved 102 Options the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following such date of grant, the value of a share of Stock at such date of grant shall be determined in accordance with the average value of the Company’s shares of Stock on the thirty (30) trading days immediately preceding the date of grant or on the thirty (30) trading days immediately following the date of registration for trading, as the case may be.
5.5.	With respect to Unapproved 102 Options, if the Optionee ceases to be employed by the Company or any Subsidiary, the Optionee shall extend to the Company and/or its Subsidiary a security or guarantee for the payment of tax due at the time of sale of shares of Stock, all in accordance with the provisions of Section 102 and the Rules.
5.6.	Trustee. All Approved 102 Options must be held by a person appointed by the Company to serve as a trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the Ordinance (the “Trustee”) in accordance with the following:
5.6.1.	Approved 102 Options which shall be granted under the Plan and/or any shares of Stock allocated or issued upon exercise of such Approved 102 Options and/or other shares of Stock received subsequently following any realization of rights, including without limitation, bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Optionees for such period of time as required by Section 102 or the Rules (the “Holding Period”). In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options may be treated as Unapproved 102 Options, all in accordance with the provisions of Section 102 and the Rules.
5.6.2.	Notwithstanding anything to the contrary, the Trustee shall not release any shares of Stock allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Optionee’s tax liabilities arising from Approved 102 Options which were granted to him and/or any shares of Stock allocated or issued upon exercise of such Options.
5.6.3.	With respect to any Approved 102 Option, subject to the provisions of Section 102 and the Rules, an Optionee shall not sell or release from trust any shares of Stock received upon the exercise of an Approved 102 Option and/or any shares of Stock received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under the Rules shall apply to, and shall be borne by, such Optionee.
5.6.4.	Upon receipt of an Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and executed in good faith in relation with the Plan or any Approved 102 Option or shares of Stock granted to him thereunder.
5.7.	The grant of Approved 102 Options shall be conditioned upon the approval of this Plan by the Israeli Tax Authorities. In addition, the provisions of the Plan and/or the Award Agreement shall be subject to the provisions of the Ordinance and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Award Agreement. Any provision of the Ordinance and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to the

Ordinance, which is not expressly specified in the Plan or the Award Agreement, shall be considered binding upon the Company and the Optionees.

5.8.	The Committee shall have the authority, without limitation, to determine which method, the capital gain method or the work income method or any other method available under Section 102 of the Ordinance, shall be adopted for the purposes of the Plan and to appoint a Trustee, if the Committee deems it advisable or necessary.
6.	Options Granted under the Code.
6.1.	Options granted to employees of the Company or of one of its Subsidiaries, who are not residents of the State of Israel, shall either constitute incentive stock options within the meaning of Section 422 of the Code (“Incentive Options”), while certain other Options granted pursuant to the Plan shall be nonqualified stock options (“Nonqualified Options”).
6.2.	Subject to meeting all applicable requirements, the Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options.
6.3.	The maximum number of shares of Stock that may be subject to Incentive Options or Nonqualified Options granted under the Plan to any individual in any calendar year shall not exceed 250,000 shares (subject to adjustment pursuant to Section 3.3 hereof), and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code; provided, however, that new employees of the Company or of any Subsidiary (including new employees who are also officers and directors of the Company or any Subsidiary), will be eligible to receive Options to purchase up to a maximum of 750,000 of the Company’s Stock in the calendar year in which they commence their employment.
6.4.	The aggregate Fair Market Value (as hereinafter defined), determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.
6.5.	Optionee shall be required as a condition of the exercise to furnish to the Company any payroll (employment) tax required to be withheld. In the case of an Incentive Option, if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him upon exercise of an Incentive Option granted under the Plan within the two-year period commencing on the day after the date of the grant of such Incentive Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Incentive Option, he shall, within 10 days after such disposition, notify the Company thereof.
7.	Other Awards.

All other types of Awards not referenced in Sections 5 and 6 may be granted to any employee, officer, director or consultant of the Company or any Parent or Subsidiary; provided that with respect to any consultant, however, that such consultant is a natural person and the Award is in full or partial compensation for bona fide services unconnected with any offer and sale of securities in a capital-raising transaction.

8.	Terms and Conditions of Options.

Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

8.1.	Option Price. The exercise price of each share of Stock purchasable under the Options shall be determined by the Committee at the time of grant, subject to the conditions set forth in the immediately following sentence. The exercise price of each share of Stock purchasable under an Incentive Option shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such share of Stock on the trading day immediately preceding the date the Incentive Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the exercise price per share of Stock shall be at least 110% of the Fair Market Value per share of Stock on the trading day immediately preceding the date of grant. The exercise price of each share of Stock purchasable under any Option other than an Incentive Stock Option shall not be less than 100% of the Fair Market Value of such share of Stock on the trading day immediately preceding the date the Option is granted; provided, however, and notwithstanding any future amendment to the minimum exercise price of a Nonqualified Option, that if an option granted to the Company’s Chief Executive Officer or to any of the Company’s other four most highly compensated officers is intended to qualify as performance-based compensation under Section 162(m) of the Code, the exercise price of such Option shall not be less than 100% of the Fair Market Value of such share of Stock on the trading day immediately preceding the date the Option is granted. The exercise price for each Option shall be subject to adjustment as provided in Section 3.3 herein. Notwithstanding anything to the contrary contained herein, in no event shall the exercise price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

“Fair Market Value” means the closing price of publicly traded shares of Stock on the principal securities exchange, including the Nasdaq Stock Market, on which shares of Stock are listed (if the shares of Stock are so listed), or, if not so listed, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code.

8.2.	Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.
8.3.	Exercisability. Subject to Section 6.4 hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant.
8.4.	Method of Exercise. Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the exercise price, in cash, or by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the trading day before the Option is exercised) which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value on the date of exercise equal to the exercise price of the Option, or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee has (i) given written notice of exercise and has paid in full for such shares and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

8.5.	Non-transferability of Options and Shares of Stock Underlying Options.
8.5.1.	Except as provided in Section 8.5.3 hereof, during the lifetime of an Optionee, only the Optionee (or, in the event of legal incapacity or incompetence, the Optionee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.5.3 hereof, no Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution except pursuant to a domestic relations order.
8.5.2.	With respect to Approved 102 Options, as long as Options and/or shares of Stock are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Options and the shares of Stock are personal, and cannot be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.
8.5.3.	An Optionee may transfer by gift all or part of an Option that is not an Incentive Option to any “family member” (as that term is defined under Rule 701(c)(3) of the Securities Act, as amended or any successor provision of law); provided, that (x) there shall be no consideration for any such transfer and (y) subsequent transfers of transferred Options shall be prohibited except those made in accordance with this Section 8.5.3 or by will or the laws of descent and distribution or pursuant to a domestic relations order and otherwise in compliance with applicable U.S. federal and state and foreign securities laws. Following any permitted transfer hereunder, any transferred Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, provided that for purposes of this Section 8.5.3 the term “Optionee” shall be deemed to refer to the transferee and the transferee shall agree to be bound by the terms and conditions of the Options and this Plan. The events of termination of the employment or other relationship of Section 8.9 hereof shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent and for the periods specified in Section 8.6, 8.7, 8.8, or 8.9 hereof.
8.6.	Termination by Reason of Death. Unless otherwise determined by the Committee at grant, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of death, the Options granted to such employee may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year after the date of such death or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter.
8.7.	Termination by Reason of Disability. Unless otherwise determined by the Committee at grant, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of total and permanent disability, any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 30 days after the date of such termination of employment or service or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such 30-day period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such death or for the stated term of such Option, whichever period is shorter.

8.8.	Termination by Reason of Retirement. Unless otherwise determined by the Committee at grant, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 90 days after the date of such termination of employment or service or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such 90-day period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year after the date of such death or for the stated term of such Option, whichever period is shorter.

For purposes of this paragraph, “Normal Retirement” shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan exists, age 65, and “Early Retirement” shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan exists, age 55.

8.9.	Other Termination. Unless otherwise determined by the Committee at grant, if any Optionee’s employment with or service to the Company or any Subsidiary terminates for any reason other than death, Disability or Normal or Early Retirement, the Option shall thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment or service may be exercised for the lesser of 90 days after the date of termination or the balance of such Option’s term if the Optionee’s employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary without cause (the determination as to whether termination was for cause to be made by the Committee). The transfer of an Optionee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.
8.10.	Option Agreement. Each Option granted pursuant to the Plan shall be evidenced by a written Award Agreement between the Company and the Optionee, in such form as the Committee shall from time to time approve. Each Award Agreement shall state, among other matters, the number of shares of Stock to which the Option relates, the type of Option granted thereunder (whether a Capital Gains Option, Ordinary Income Option, Unapproved 102 Option, 3(i) Option, Incentive Option or Nonqualified Option), the Vesting Dates, the exercise price per share, the expiration date and such other terms and conditions as the Committee in its discretion may prescribe, provided that they are consistent with this Plan.
9.	Terms and Conditions of Restricted Stock and Restricted Stock Units.
9.1.	Restricted Stock. Restricted Stock may be granted under this Plan aside from, or in association with, any other Award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
9.1.1.	Grantee rights. A Grantee shall have no rights to an Award of Restricted Stock unless and until the Grantee accepts the Award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee. After acceptance and issuance of a certificate or certificates, or delivery by electronic issuance, as provided for below, the Grantee shall have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions described in Section 9.1.4 below.

9.1.2.	Issuance of Shares. The Company shall issue in the Grantee’s name either through delivery by electronic issuance or by way of a certificate or certificates for the shares of Stock associated with the Award promptly after the Grantee accepts such award.
9.1.3.	Delivery of Certificates. Unless otherwise provided, any certificate or certificates issued evidencing shares of Restricted Stock shall not be delivered to the Grantee, nor shall there be any delivery by electronic issuance to the Grantee, until such shares are free of any restrictions specified by the Committee at the time of grant.
9.1.4.	Forfeitability, Non-transferability of Restricted Stock. Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied. Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions have lapsed. Unless otherwise provided by the Committee at or after grant, distributions in the form of dividends or otherwise of additional shares or property in respect of shares of Restricted Stock shall be subject to the same restrictions as such shares of Restricted Stock.
9.1.5.	Change in Control. The Company may accelerate the vesting, effective upon a Change in Control as defined in Section 10.2. The Committee may accelerate the vesting of outstanding Restricted Stock, in whole or in part, as determined by the Committee, in its sole discretion.
9.1.6.	Termination of Employment. Unless otherwise determined by the Committee at or after grant, in the event the Grantee ceases to be an employee or otherwise associated with the Company for any other reason, all shares of Restricted Stock theretofore awarded to such Grantee which are still subject to restrictions shall be forfeited. The Committee may provide (on or after grant) that restrictions or forfeiture conditions relating to shares of Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
9.2.	Restricted Stock Units. Restricted Stock Units may be granted under this Plan aside from, or in association with, any other Award and shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
9.2.1.	Grantee rights. A Grantee shall have no rights to an Award of RSUs unless and until Grantee accepts the Award within the period prescribed by the Committee. The Grantee shall not have the rights of a stockholder until the RSUs vest and the shares of Stock underlying the RSUs are issued or transferred to the Grantee.
9.2.2.	Forfeitability and Non-transferability of Restricted Stock Units. RSUs are forfeitable until the terms of the RSU grants are satisfied. RSUs are not transferable, except to the extent, if any, set forth in a RSU grant. However, the Committee in its sole discretion may permit a transfer pursuant to a domestic relations order.

9.2.3.	Issuance of Certificates. The Company shall issue in the Grantee’s name either through delivery by electronic issuance or by way of a certificate or certificates for the shares of Stock associated with the award promptly after vesting of the RSUs.
9.2.4.	Change in Control. The Company may accelerate the vesting, effective upon a Change in Control as defined in Section 10.2. The Committee may accelerate the vesting of outstanding RSUs, in whole or in part, as determined by the Committee, in its sole discretion.
9.2.5.	Termination of Employment. Unless otherwise determined by the Committee at or after grant, in the event the Grantee ceases to be an employee or otherwise associated with the Company for any other reason before full vesting of the RSUs, all unvested RSUs theretofore awarded to such Grantee shall be forfeited. The Committee may provide (on or after grant) that forfeiture conditions relating to RSUs will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part forfeiture conditions relating to RSUs.
10.	Change in Control.
10.1.	The Company may accelerate the vesting, effective upon a Change in Control (as hereinafter defined). The Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.
10.2.	For purposes of the Plan, a Change in Control shall be deemed to have occurred if:
10.2.1.	a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;
10.2.2.	the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;
10.2.3.	the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or
10.2.4.	a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record),

unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

10.3.	For purposes of this Section 10, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.
10.4.	The Committee may determine, at its sole discretion, that the terms of Options granted pursuant to the Plan shall provide for additional benefits to be granted to the Optionee in the event of a Change in Control. Any such additional benefits will not be subject to any tax benefits granted to Optionees in connection with the Award and will be taxed pursuant to the provisions of the Ordinance and the Code, as applicable.
11.	Effective Date of Plan; Term of Plan.

The Plan shall be effective on April 23, 2007; provided, however, that the Plan shall subsequently be approved by majority vote of the Company’s stockholders generally entitled to vote at a meeting of stockholders not later than the April 22, 2008. No Award shall be granted pursuant to the Plan on or after April 22, 2017, but Awards theretofore granted may extend beyond that date.

12.	Purchase for Investment.

Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company has determined that such registration is unnecessary, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that he is acquiring the securities for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Committee may impose any additional or further restrictions on awards of Options or Restricted Stock or RSUs as shall be determined by the Committee at the time of award.

13.	Taxes.
13.1.	Any tax consequences arising from the grant or exercise of any Option or Award of Restricted Stock or RSUs, from the payment for Stock covered thereby or from any other event or act (of the Company and/or its Subsidiaries, the Trustee or the Participant), hereunder, shall be borne solely by the Participant. The Company and/or its Subsidiaries and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its Subsidiaries and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.
13.2.	The Company and/or, when applicable, the Trustee shall not be required to release any Stock certificate to a Participant until all required payments have been fully made.
13.3.	To the extent provided by the terms of an Award Agreement, the Participant may satisfy any tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) subject to the Committee’s approval on the payment date, authorizing the Company to withhold shares of Stock from the shares otherwise issuable to the Participant as a result of the exercise or acquisition of Stock under an Option or Restricted Stock or RSU in an amount not to exceed the minimum amount of tax required to be withheld by law; or (iii) subject to Committee approval on the payment date, delivering to the Company owned and unencumbered shares.

13.4.	The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options or Restricted Stock or RSUs granted under the Plan with respect to the withholding of any taxes (including capital gains, income or employment taxes) or any other tax matters.
14.	Public Offering.

As a condition of Participation in this Plan, each Participant shall be obligated to cooperate with the Company and the underwriters in connection with any public offering of the Company’s securities and any transactions relating to a public offering, and shall execute and deliver any agreements and documents, including without limitation, a lock-up agreement, that may be requested by the Company or the underwriters. The Participants’ obligations under this Section 14 shall apply to any Stock issued under the Plan as well as to any and all other securities of the Company or its successor for which Stock may be exchanged or into which Stock may be converted.

15.	Amendment and Termination.
15.1.	The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Participant under Award theretofore granted without the Participant’s consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:
15.1.1.	materially increase the number of shares that may be issued under the Plan, except as is provided in Section 3.3;
15.1.2.	materially increase the benefits accruing to the Participants under the Plan;
15.1.3.	materially modify the requirements as to eligibility for participation in the Plan;
15.1.4.	decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof; or
15.1.5.	extend the term of any Option beyond that provided for in Section 8.2.
15.2.	The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant’s consent. The Committee may also substitute new Awards for previously granted Awards, including options granted under other plans applicable to the Participant and previously granted Options having higher option prices, upon such terms as the Committee may deem appropriate.

The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of Incentive Options under Section 422 of the Code.

It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code, the Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules”) and the Committee shall exercise its discretion in granting Awards hereunder (and the terms of such Awards), accordingly. The Plan and any grant of an Award hereunder may be amended from time to time (without, in the case of an Award, the consent of the Participant) as may be necessary or appropriate to comply with the Section 409A Rules.

16.	Re-Pricing of Options; Replacement Options.

The Company shall not re-price any Options or issue any replacement Options unless the Option re-pricing or Option replacement shall have been approved by the holders of a majority of the outstanding shares of the voting stock of the Company generally entitled to vote at a meeting of stockholders.

17.	Government Regulations.

The Plan, and the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

18.	General Provisions.
18.1.	Certificates. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
18.2.	Employment Matters. The adoption of the Plan shall not confer upon any Participant of the Company or any Subsidiary any right to continued employment or, in the case of a Participant who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.
18.3.	Limitation of Liability. No member of the Board or the Committee, or any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. Such indemnification shall be in addition to any rights of indemnification such person may have as a director or otherwise under the Company’s incorporation documents, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.
18.4.	Registration of Stock. Notwithstanding any other provision in the Plan, no Stock may be issued in connection with any Award unless such Stock has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock issued in connection with any Award hereunder in order to permit the issuance and sale of the Stock subject to such Award, although the Company may in its sole discretion register such Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company’s transfer agent.

19.	Non-Uniform Determinations.

The Committee’s determinations under the Plan, including, without limitation, (i) the determination of the Participants to receive awards, (ii) the form, amount and timing of such awards, (iii) the terms and provisions of such awards and (ii) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, awards under the Plan, whether or not such Participants are similarly situated.

20.	Governing Law; Jurisdiction.

The Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws, subject to the terms of Section 1.4 hereof. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the Plan.

NESS TECHNOLOGIES, INC.

April 23, 2007

(as amended and restated April 17, 2008)

NESS TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS – JUNE 16, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Ness Technologies, Inc., a Delaware corporation (the “Company”), hereby appoints Sachi Gerlitz, Ofer Segev and Ilan Rotem with full power of substitution and to each substitute appointed pursuant to such power, as proxy or proxies, to cast all votes as designated hereon, which the undersigned stockholder is entitled to cast at the Annual Meeting of the Stockholders (the “Annual Meeting”) of Ness Technologies, Inc., to be held at 2:00 p.m., local time on June 16, 2008 at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, 2nd Floor, New York, NY 10022, and at any and all adjournments and postponements thereof, with all powers which the undersigned would possess if personally present (i) as designated below with respect to the matters set forth below and described in the accompanying Notice and Proxy Statement, and (ii) in their discretion with respect to any other business that may properly come before the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned to others for such Annual Meeting.

This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted (1) FOR the election of all nominees listed in Proposal 1; (2) FOR the ratification of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent auditors; (3) FOR approval of the amendments to the 2007 Stock Option Plan; and (4) in accordance with the discretion of the proxies or proxy with respect to any other business transacted at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1. Election of nominees named below to the Board of Directors of the Company.

☐	FOR ALL NOMINEES.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES.
☐	FOR ALL EXCEPT (See instructions below)
Nominees:	☐ Aharon Fogel ☐ Sachi Gerlitz ☐ Morris Wolfson ☐ Dr. Satyam C. Cherukuri ☐ Dan S. Suesskind ☐ P. Howard Edelstein

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

2. To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent auditors for the fiscal year ending December 31, 2008.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To approve the amendments to the 2007 Stock Option Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy may be revoked prior to the time it is voted by delivering to the Secretary of the Company either a written revocation or a proxy bearing a later date or by appearing at the Annual Meeting and voting in person.

PLEASE ACT PROMPTLY

PLEASE SIGN AND DATE THIS PROXY CARD
AND RETURN IT IN THE ENCLOSED ENVELOPE TODAY

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

DATE: ___________________	(Signature of Stockholder)
DATE: ___________________	(Signature of Stockholder)
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.